Exhibit 10.58

Exhibit 10.58 as filed with 10-K	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LICENSING AND MARKETING AGREEMENT

dated as of March 15, 2005

among

COMCAST STB SOFTWARE DVR, LLC

COMCAST CORPORATION

and

TIVO INC.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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TABLE OF CONTENTS

(CONTINUED)

PAGE
SECTION 30. SUCCESSORS AND ASSIGNS	43

SECTION 31. ADDITIONS AND DIVESTITURES	44

SECTION 32. GOVERNING LAW	44

SECTION 33. DISPUTE ESCALATION	45

SECTION 34. ARBITRATION	45

SECTION 35. SEVERABILITY	46

SECTION 36. [*]	46

SECTION 37. CONFIDENTIALITY	46

SECTION 38. COUNTERPARTS	47

SECTION 39. TAXES; HOLD HARMLESS	47

SECTION 40. ENTIRE AGREEMENT; PRIOR AGREEMENTS	47

SECTION 41. THIRD PARTY BENEFICIARIES	47

SECTION 42. NO INFERENCE OF ADMISSION	47

EXHIBIT A - DEFINITIONS

EXHIBIT B - TIVO EXPERIENCE FEATURES AND FUNCTIONALITY

EXHIBIT C – TIMS FEATURES AND FUNCTIONALITY

EXHIBIT D - CUSTOMER SUPPORT

EXHIBIT E – [*]

EXHIBIT F - [*]

EXHIBIT G - PRESS RELEASE

EXHIBIT H - THIRD PARTY IP

EXHIBIT I – [*] BRANDING FOR TIVO-ENABLED STBS

EXHIBIT J - TIVO TRADEMARK USAGE GUIDELINES AND POLICIES

EXHIBIT K - TIVO PATENTS

EXHIBIT L – MAINTENANCE AND SUPPORT

EXHIBIT M – [*]

EXHIBIT N – WIRING INSTRUCTIONS

EXHIBIT O – COMCAST LOGO

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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LICENSING AND MARKETING AGREEMENT

This Licensing and Marketing Agreement (the “Agreement”) is made effective as of March 15, 2005 (the “Effective Date”), by and among Comcast STB Software DVR, LLC, a Delaware limited liability company, having its principal place of business at 1201 N. Market Street, Suite 1000, Wilmington, Delaware 19801 (“Licensee”), Comcast Corporation, a Pennsylvania corporation, having its principal place of business at 1500 Market Street, Philadelphia, Pennsylvania 19102-2148, as guarantor of Licensee’s obligations hereunder (“Comcast Parent” and, together with Licensee, “Comcast”), and TiVo Inc., a Delaware corporation, having its principal place of business at 2160 Gold Street, Alviso, California 95002 (“TiVo”). Comcast and TiVo may sometimes be individually referred to as a “Party” or collectively referred to as the “Parties”. Unless otherwise defined herein all capitalized terms shall have the meaning ascribed thereto in Exhibit A, attached hereto and incorporated herein by this reference.

RECITALS

WHEREAS, TiVo and Comcast desire to establish a strategic relationship that provides Comcast with

(i) a product featuring DVR Technology, Home Networking Technology and Media Center Technology that is integrated with certain of Comcast’s current and future DVR platforms and provides Comcast Subscribers with current and future TiVo products and services as an optional alternative to Comcast’s other DVR product offerings, and

(ii) an interactive advertising solution for deployment across certain of Comcast’s current and future platforms.

THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

SECTION 1. LICENSES.

1.1 TiVo Experience License. Subject to the terms and conditions of this Agreement, TiVo, on behalf of itself and all TiVo Affiliates, hereby grants to Licensee a royalty-bearing (as provided in Section 3), worldwide, non-exclusive, non-transferable (except as expressly provided in Section 30 of this Agreement), non-sublicensable (except as expressly provided in this Section 1.1) license under all of TiVo’s Intellectual Property Rights in, to and under the TiVo Experience to: (1) make, copy, modify, use, display, sell, distribute or otherwise transfer (and have made, copied, modified, used, displayed, sold, distributed, or otherwise transferred) the TiVo Experience solely as incorporated in Comcast Products used, displayed, sold, distributed or otherwise transferred within the Territory; (2) copy, use, display, license, distribute or otherwise transfer (and have copied, used, displayed, licensed, distributed or otherwise transferred) the TiVo Experience Software (solely in object code form) only as incorporated in, and for use in conjunction with, Comcast Products deployed to or used in Comcast Systems solely within the Territory; and (3) solely in connection with Licensee’s exercise of the rights granted in clauses (1) and (2) above, authorize and sublicense any or all of

1.

these same rights to Comcast Parent, all other Comcast Affiliates, Comcast Systems and Comcast Vendors (collectively, “Comcast Sublicensees”); provided that, in each case (1), (2) and (3), these rights are subject to the following restrictions and terms:

(a) the TiVo Experience Software shall be distributed to Comcast Subscribers in executable form only, unless such code is subject to open source license terms requiring disclosure of source code, and subject to end user terms and conditions no less restrictive than those used for Comcast’s or applicable Comcast Vendor’s, whichever is more restrictive, proprietary software incorporated in the Comcast Products;

(b) Licensee and the Comcast Sublicensees shall not attempt to reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code from any TiVo Experience Software provided by TiVo in executable code form, and shall not modify such executable code except in the course of its intended use (e.g., linking executable code with other components);

(c) Licensee and the Comcast Sublicensees shall not obfuscate, alter or remove any of TiVo’s valid copyright or other proprietary rights notices or legends appearing on or in the TiVo Experience Software in the form provided by TiVo, and all such markings shall be included on or in all copies made by Licensee or any Comcast Sublicensee of any portion of such TiVo Experience Software, all as may reasonably be required to protect TiVo’s copyright or other proprietary rights and subject to Comcast’s reasonable approval as to the placement thereof;

(d) Licensee’s right to sublicense any of its rights under this Section 1.1 to Comcast Vendors and Comcast Systems shall not include the right to assign the benefit of any indemnities or warranties under this Agreement;

(e) Comcast acknowledges that (x) the TiVo Experience may incorporate, reference or require the use of certain Third Party IP and that licenses granted pursuant to this Section 1.1 specifically exclude any license rights in or to such Third Party IP, and (y) except as otherwise provided in the Initial TE Software Statement of Work or any other Statement of Work, Comcast and the Comcast Sublicensees shall be responsible for obtaining the necessary rights in any such Third Party IP, provided that TiVo shall use commercially reasonable efforts to promptly notify Comcast of any changes to the list of the Third Party IP attached hereto as Exhibit H; and

(f) Comcast shall be and remain responsible for any breach of the license rights granted pursuant to this Section 1.1 by any of the Comcast Sublicensees, and Comcast shall not purport to grant any sublicenses or other rights under the TiVo Experience or TiVo Experience Software that are inconsistent with the restrictions and terms of this Agreement.

For the avoidance of doubt, this Section 1.1 provides Comcast with a license to [*] elements of the TiVo Experience [*] but any additional software, documentation or other elements of the TiVo Experience not included in the TiVo Experience Software (other than bug

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.

fixes, patches and similar software, documentation or other materials) will be delivered only under a Statement of Work to be negotiated by the Parties, and the only [*] any related development work as provided in the Statement of Work.

1.2 TIMS License. Subject to the terms and conditions of this Agreement, TiVo, on behalf of itself and all TiVo Affiliates, hereby grants to Licensee a royalty-free, worldwide, non-exclusive, non-transferable (except as expressly provided in Section 30 of this Agreement), non-sublicenseable (except as expressly provided in this Section 1.2 of this Agreement), fully paid-up license under all of TiVo’s Intellectual Property Rights in, to and under the TIMS IP to: (1) make, copy, modify, use, display, sell, distribute or otherwise transfer (and have made, copied, modified, used, displayed, sold, distributed, or otherwise transferred) the TIMS Solution (in object [*] form) and TIMS IP solely as in conjunction with Comcast Products deployed to or used in Comcast Systems solely within the Territory; and (2) in connection with Licensee’s exercise of the rights granted in clause (1) above, authorize and sublicense any or all of these same rights to Comcast Sublicensees, without further rights to sublicense; provided that, in each case (1) and (2), these rights are subject to the following restrictions and terms:

(a) any and all TIMS Solution and other TIMS IP software code incorporated in Comcast Products or deployed in Comcast Systems shall be distributed to Comcast Subscribers in executable form only, unless such code is subject to open source license terms requiring disclosure of source code, and subject to end user terms and conditions no less restrictive than those used for Comcast’s or applicable Comcast Vendor’s, whichever is more restrictive, proprietary software incorporated in the Comcast Products and Comcast Systems;

(b) Licensee and the Comcast Sublicensees shall not obfuscate, alter or remove any of TiVo’s valid copyright, patent or other proprietary rights notices or legends appearing on or in the TIMS Solution in the form provided by TiVo, and all such markings shall be included on or in all copies made by Licensee or any Comcast Sublicensee of any portion of such TIMS Solution, all as may reasonably be required to protect TiVo’s copyright, patent or other proprietary rights and subject to Comcast’s reasonable approval as to the placement thereof;

(c) Licensee’s right to sublicense any of its rights under this Section 1.2 to Comcast Vendors and Comcast Systems shall not include the right to assign the benefit of any indemnities or warranties under this Agreement;

(d) the use of any TIMS Solution [*] by Licensee, Comcast Affiliates and Comcast Systems shall be solely pursuant to the [*] provisions set forth in Exhibit E;

(e) [*];

(f) Comcast acknowledges that (i) the TIMS IP may incorporate, reference or require the use of certain Third Party IP and that licenses granted pursuant to this Section 1.2 specifically exclude any license rights in or to such Third Party IP, and (ii) except as otherwise provided in the Initial TIMS Statement of Work, Comcast and the Comcast Sublicensees shall be

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.

responsible for obtaining the necessary rights in any such Third Party IP, provided that TiVo shall use commercially reasonable efforts to promptly notify Comcast of any changes to list of Third Party IP attached hereto as Exhibit H; and

(g) Comcast shall be and remain responsible for any breach of the license rights granted pursuant to this Section 1.2 by any of the Comcast Sublicensees and Comcast shall not purport to grant any sublicenses or other rights under the TIMS Solution or TIMS IP that are inconsistent with the restrictions and terms of this Agreement.

For the avoidance of doubt, this Section 1.2 provides Comcast with a license to [*] elements of the TIMS IP [*] but any additional software, documentation or other materials of the TIMS IP not included in the TIMS Solution (other than bug fixes, patches and similar software, documentation or other materials) will be delivered only under a Statement of Work to be negotiated by the Parties, and the only [*] for any related development work as provided in the Statement of Work.

1.3 TiVo Marks. Subject to the terms and conditions of this Agreement, TiVo, on behalf of itself and all TiVo Affiliates, hereby grants to Licensee a royalty-free, non-exclusive, non-transferable (except as expressly provided in Section 30 of this Agreement), non-sublicensable (except as expressly provided in the Section 1.3 of this Agreement) license to: (1) use and display the TiVo Marks solely for use in, or in reference to, the TiVo Experience Software; (2) solely in the event that Comcast [*], use and display the TiVo Marks in reference [*]; (3) solely in the event of the termination of this Agreement by Comcast for cause as a result of a failure by TiVo to [*] use and display [*] in connection with [*]; and (4) in connection with Licensee’s exercise of the rights granted in Section 1.3, authorize and sublicense to Comcast Sublicensees the right to so use and display the TiVo Marks, in each case (1), (2), (3) and (4) subject to the following restrictions and terms:

(a) Licensee shall include [*] TiVo co-branding as part of the TiVo Experience Software as provided in Exhibit I and in related marketing materials as described in Section 4.8;

(b) except as provided in Section 1.3(a) above, neither Licensee nor any Comcast Sublicensee shall have any [*] to use or display the TiVo Marks in, on or with relation to [*];

(c) if Licensee or any Comcast Sublicensee shall use or display the TiVo Marks as permitted by this Section 1.3, such Person shall comply with TiVo’s trademark usage guidelines and policies attached hereto as Exhibit J, as the same may be reasonably modified from time to time by TiVo upon [*] notice to Comcast;

(d) before making use of any TiVo Marks, Comcast shall submit a sample of the proposed use to TiVo for its approval as to whether the proposed use complies with its trademark usage guidelines and policies, which approval shall not be unreasonably withheld, provided that (i) if TiVo does not provide Comcast with a written [*] of such proposed use [*]

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4.

after such submission, TiVo will be deemed to have [*] such proposed use, (ii) if TiVo withholds its approval in accordance with this clause (d), Comcast shall modify or cancel the proposed use as reasonably requested by TiVo, and (iii) if TiVo approves such proposed use or [*], no further approval by TiVo will be required with respect to such use of the TiVo Marks provided that the use, quality and depiction of the TiVo Marks, and the context in which they are depicted, remains substantially similar to the approved use;

(e) Comcast shall be and remain responsible for any breach of the license rights granted pursuant to this Section 1.3 by any of the Comcast Sublicensees;

(f) nothing in this Agreement shall in any way extinguish, limit, restrict or curtail, or be deemed to extinguish, limit, restrict or curtail, any rights that (i) any of Licensee, Comcast Parent or any other Comcast Sublicensees may have to use the TiVo Marks in the absence of this Agreement, including, without limitation, any constitutional, statutory and common law rights; or (ii) TiVo may have to prevent uses of TiVo Marks by Licensee or any of the Comcast Sublicensees other than in accordance with the license rights granted pursuant to this Section 1.3, including, without limitation, legal proceedings in courts of competent jurisdiction; and

(g) Licensee’s right to use and display the TiVo Marks shall be limited to TiVo’s then-current TiVo Marks [*].

1.4 Patent Marking. TiVo shall have the right [*] to display [*] patent numbers identified by TiVo (including, without limitation, the Goldwasser patent). TiVo shall be solely responsible for, and shall assume any and all liability associated with, determining which patent numbers are to be displayed [*] and TiVo agrees that Comcast shall not assume any responsibility or liability in this regard. The inclusion of such patent numbers [*] does not constitute an acknowledgment by Comcast or any Comcast Affiliates or Comcast Vendors of the applicability of the corresponding patents to any Comcast Products or to any other products.

SECTION 2. OWNERSHIP AND RIGHTS IN INTELLECTUAL PROPERTY.

2.1 TiVo IP. As between the Parties, all TiVo IP shall at all times remain the sole and exclusive property of TiVo, subject to the licenses and other rights granted to Licensee under this Agreement.

2.2 Newly Developed IP. All new Intellectual Property Rights that are created by TiVo or a TiVo Affiliate (whether solely or jointly with Comcast or a Comcast Affiliate) pursuant to a Statement of Work under this Agreement shall vest in and at all times remain the sole and exclusive property of TiVo; provided that any such new Intellectual Property Rights shall constitute TiVo Experience IP or TIMS IP, as applicable, and shall be subject to the licenses granted to Comcast pursuant to this Agreement, including the covenant granted pursuant to Section 5.1 (subject to the limitations in Section 5.1). All new Intellectual Property Rights that are created by Licensee or a Comcast Affiliate (that are not created jointly with TiVo or a

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.

TiVo Affiliate) shall vest in and at all times remain the sole and exclusive property of Licensee or such Comcast Affiliate, as applicable, and TiVo shall not have any license or other rights therein, other than the covenant granted pursuant to Section 5.2 (subject to the limitations in Section 5.2). Each Party shall, [*], at any time during or after the Term, sign all instruments and documents reasonably requested by the other Party, and otherwise cooperate with the other Party, to effectuate or evidence its rights to any and all such new Intellectual Property Rights. The foregoing allocation of ownership and rights is as between the Parties only.

SECTION 3. FEES.

3.1 Upfront Fee. In consideration for the licenses granted under Section 1 of this Agreement and the other rights granted to Comcast under this Agreement, Licensee shall pay to TiVo [*] following the Effective Date.

3.2 Monthly Fees. Except as provided in Section 4.5 hereof, Licensee shall pay to TiVo a monthly fee for each Comcast TiVo Subscriber, calculated in accordance with the following [*]:

[*]

[*]

3.3 Other Fees and Payments.

(a) Licensee shall pay to TiVo (i) any applicable [*] under Section 4.2, (ii) the TIMS Solution Development Fee as further described in Section 6.1, (iii) the TiVo Experience Software Development Fee as further described in Section 6.2, (iv) any applicable fees for ongoing development activities under Section 7, (v) any applicable advertising fees under Section 9, (vi) any applicable fees for additional customer support, maintenance and support, and other services, as may be requested by Comcast, including, without limitation, those described in Sections 8.1, 8.2, 19.4, 24.1 and 24.2 and under Exhibits D and L; and (vii) any applicable audience research service fees under Section 10.2.

(b) TiVo shall pay to Comcast (i) any applicable [*], and (ii) any applicable [*].

3.4 Deployment Fees. [*]

(a) [*]

(b) [*]

(c) [*]

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6.

3.5 Payments. All payments relating to development work performed under a Statement of Work shall be paid in accordance with the billing procedures set forth in the applicable Statement of Work. All other payments shall be paid within [*] after the end of the month to which such obligations relate or in which such obligations accrue. All undisputed payments described in this Section 3 not received by a Party by the applicable due date shall be deemed delinquent. Delinquent payments shall accrue interest at a rate of [*] (or, if lower, the maximum rate permitted by law) during the period that such payment remains delinquent.

3.6 Wiring Instructions. All amounts due to TiVo shall be paid in United States Dollars within the time frames specified herein by wire pursuant to the instructions set forth in Exhibit N (Wiring Instructions). All amounts due to Comcast shall be paid in United States Dollars within the time frames specified herein by wire pursuant to instructions to be provided to TiVo no less than 10 days prior to the deadline for the relevant payment.

3.7 No Incremental Charges. Except as and to the extent otherwise expressly provided elsewhere in this Agreement, the financial terms set forth in this Section 3 reflect all of the fees, payments, royalties, charges and other costs to be charged by TiVo to Comcast or by Comcast to TiVo during the Term, and there shall be no other incremental charges imposed by either TiVo or Comcast during the Term in connection with the matters covered herein.

SECTION 4. PROMOTION COMMITMENT.

4.1 TiVo Experience Software Availability. Comcast will [*] make available the TiVo Experience Software in Qualifying Systems that serve [*] the total number of Comcast Subscribers in all Qualifying Systems [*]. In any event, such deployment will be completed within [*] following final Comcast acceptance of the initial TiVo Experience Software (“Comcast TE Acceptance”), subject to [*].

4.2 Subscriber Terms. Comcast will retain full discretion over [*] upon which the TiVo Experience Software will be offered and sold to Comcast Subscribers, provided that, [*] Comcast TiVo Subscribers, (i) if Comcast [*] in a particular Comcast System and Comcast [*], and (ii) if Comcast [*] in a particular Comcast System and Comcast [*].

4.3 Marketing Programs. Upon [*] of the TiVo Experience Software [*], Comcast will execute the following marketing programs in support of the TiVo Experience Software:

(a) [*];

(b) [*]; and

(c) [*].

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4.4 Marketing Spending.

(a) Upon Comcast TE Acceptance, Comcast shall market the TiVo Experience Software for [*] following Comcast TE Acceptance through general marketing campaigns valued at a minimum of [*].

(b) Upon [*] of the TiVo Experience Software in a [*] Comcast Systems [*], Comcast shall make one component of its general marketing campaigns [*] the TiVo Spot.

(c) In addition to the launch-related marketing programs described in Sections 4.4(a) and 4.4(b) above, upon Comcast TE Acceptance Comcast will market the TiVo Experience Software as part of its general marketing campaigns [*], and Comcast will engage in general marketing valued at amounts [*] up to [*] per year [*]. The type of marketing employed in such general marketing campaigns (e.g., television commercials, print impressions, etc.) will be [*]. [*]

(d) For purposes of Comcast’s obligations under this 4.4, advertising distributed by Comcast on Comcast Systems shall be valued at [*].

4.5 [*]. Comcast will be permitted, but not obligated, to [*] of the TiVo Experience Software in connection with [*], during which [*] Comcast will [*] and TiVo will [*].

4.6 Comcast Marketing Control. Comcast will control the form and content of all marketing messages and materials executed by Comcast that relate to the TiVo Experience Software (subject to TiVo’s trademark usage guidelines in Exhibit J), and TiVo will assist Comcast in the design and development thereof.

4.7 Independent Marketing by TiVo. TiVo may, in its sole discretion and at its sole expense, conduct additional marketing to support the TiVo Experience Software [*]. Except as otherwise approved by Comcast in its sole discretion, TiVo’s use of any Comcast trademarks shall be limited to the display of Comcast’s then-current, primary logo used to brand Comcast’s cable service (the current version of which in effect as of the Effective Date is set forth on Exhibit O hereto) [*] and any such use shall otherwise be in accordance with Comcast trademark usage guidelines and policies as in effect from time to time. For the sake of clarity, the foregoing does not restrict TiVo’s advertising for the TiVo Standalone Products or the products of TiVo’s other commercial partners. Except as expressly provided in the first sentence of this Section 4.7, the provisions of this Section 4.7 shall not restrict TiVo’s right to make nominative use of any Comcast trademarks as permitted by law.

4.8 Branding of Marketing Materials. Subject to the restrictions and terms of use set forth in Section 1.3, Comcast will include the TiVo logo on all marketing and sales materials that refer to the TiVo Experience Software, including, without limitation, collateral/brochures, advertisements and retail merchandising.

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SECTION 5. COVENANTS NOT TO ASSERT.

5.1 TiVo Covenant.

(a) During the Term, neither TiVo nor any of its Affiliates will assert against Comcast, Comcast Affiliates, Comcast Vendors (in relation to Comcast Products), or Comcast Subscribers (in relation to Comcast Products), any claims of infringement of any TiVo Patents (whether arising before or during the Term), in the following fields:

[*]

The Parties intend that the covenant in this Section 5.1, along with the limitations in this Section 5.1, shall run commensurate with the TiVo Patents and shall be binding upon any successors or assigns of any such TiVo Patents.

(b) This Section 5.1 [*] (i) with respect to the TIMS Solution and all Updates and Releases thereto, whether created by TiVo or otherwise, and [*]; provided that in the event of [*]; (ii) with respect to any Comcast Products deployed by Comcast during the Term; and (iii) upon any [*] than a termination by TiVo for cause pursuant to Section 23.2, and [*], with respect to any Comcast Products deployed by Comcast [*], provided, however, that, to the extent TiVo [*].

(c) Notwithstanding the provisions of this Section 5.1, if at any time during the Term [*], Comcast, any Comcast Affiliate, or any Comcast Vendor asserts against TiVo or any TiVo Affiliate or TiVo Vendor (in relation to TiVo Products) any claim of infringement of any of such party’s patents in any of the fields identified in Section 5.1(a) or seeks to invalidate or otherwise challenge any TiVo Patent in any of such fields (other than defensively in response to a claim of patent infringement), TiVo will have the right to assert its patents in any of the foregoing fields against such party.

5.2 Comcast Covenant. During the Term [*], neither Comcast nor any of its Affiliates will assert against TiVo, TiVo Affiliates, TiVo Vendors (in relation to TiVo Products) or TiVo Users (in relation to TiVo Products), any claims of infringement of any Comcast Patent that claims an invention which invention is first embodied [*]. Notwithstanding the foregoing provisions of this Section 5.2, if at any time TiVo, any TiVo Affiliate or any TiVo Vendor asserts against Comcast or any Comcast Affiliate or Comcast Vendor (in relation to Comcast Products) any claim of infringement of any of such party’s patents in the field of Interactive Advertising Technology or seeks to invalidate any such Comcast Patent (other than defensively in response to a claim of patent infringement), Comcast would have the right to assert all such Comcast Patents against such party in defense of that party’s action. The Parties intend that the covenant in this Section 5.2, along with the limitations in this Section 5.2, shall run commensurate with the Comcast Patents and shall be binding upon any successors or assigns of any such Comcast Patents.

SECTION 6. INITIAL DEVELOPMENT.

6.1 TIMS Solution. Subject to the terms and conditions of this Section 6.1, TiVo shall develop and integrate the initial TIMS Solution with all Qualifying STBs [*] pursuant to specifications to be documented in an initial Statement of Work for the TIMS Solution (the

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“Initial TIMS Statement of Work”). TiVo shall use its best efforts to include, without limitation, TiVo’s most current Interactive Advertising Technology in the initial version of the TIMS Solution, including such of those features described on Exhibit C as Comcast shall request consistent with this Section 6.1; provided that in any event the TIMS Solution [*] at the time the Initial TIMS Statement of Work is finalized, subject to obtaining the right to use any Third Party IP necessary to incorporate such features or functionality in the TIMS Solution.

(a) Following the Effective Date, Comcast and TiVo shall use commercially reasonable efforts to develop the Initial TIMS Statement of Work as follows:

(i) Within [*] after the Effective Date, each of Comcast and TiVo shall appoint an individual to serve as project manager and principal contact with respect to such Party’s obligations under this Section 6.1 and shall notify the other Party of such appointment.

(ii) Within [*] after the Effective Date, Comcast shall deliver the high-level feature specifications for the initial version of the TIMS Solution; provided that the TIMS Solution will be designed (x) to run on all existing versions and versions for which specifications exist of the Qualifying STBs; and (y) such that it could be used on Qualifying STBs deployed by Comcast before and after the Comcast TIMS Acceptance.

(iii) Within [*] after the Effective Date, Comcast shall deliver the operational requirements for the initial version of the TIMS Solution with respect to Comcast Systems.

(iv) Commencing as soon as commercially practicable following the Effective Date, TiVo shall conduct such technical diligence of the Qualifying STBs as is reasonably necessary to enable TiVo to prepare a preliminary version of the Initial TIMS Statement of Work, and Comcast shall use its commercially reasonable efforts to give TiVo access to such technical information, employees and facilities of Comcast and the appropriate Comcast Vendors as is reasonably necessary to complete such diligence.

(v) As soon as commercially practicable following completion of its technical diligence of the Qualifying STBs, TiVo shall prepare, in a commercially reasonable manner, a preliminary version of the Initial TIMS Statement of Work and deliver the same to Comcast.

(vi) Within [*] following delivery of such preliminary version of the Initial TIMS Statement of Work, Comcast shall deliver to TiVo Comcast’s comments to the Initial TIMS Statement of Work. Thereafter, the Parties shall negotiate in good faith to finalize such Initial TIMS Statement of Work.

(vii) The Parties shall finalize the Initial TIMS Statement of Work within [*] after the Effective Date or by such later date as shall be mutually agreed in writing by the Parties’ respective project managers appointed pursuant to Section 6.1(a)(i). If the Initial TIMS Statement of Work is not finalized by the Parties by such date, then either Party may elect

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10.

to submit the matter to the dispute escalation procedures set forth in Section 33. Should such procedures result in arbitration pursuant to Section 34, the arbitrator in such arbitration shall [*].

(b) The Initial TIMS Statement of Work shall, at a minimum, provide for:

(i) the software, hardware and development tools required to enable, operate and support the TIMS Solution, which shall not include any Third Party IP, except for any Third Party IP set forth on Exhibit H as of the Effective Date and any Third Party IP mutually agreed to by the Parties in the Initial TIMS Statement of Work;

(ii) the development of the TIMS Solution in a manner such that it can operate on the Qualifying STBs without the use of, or dependency on, any other TiVo IP that is not licensed to Comcast pursuant to this Agreement;

(iii) integration of the TIMS Solution into a centralized content distribution system designated by Comcast;

(iv) acceptance criteria (including features, functionality and interoperability) for Comcast’s acceptance of any deliverables relating to the TIMS Solution;

(v) the [*] required to complete the TIMS Solution and the [*] for the TIMS Solution [*];

(vi) specified milestone dates on which particular aspects of the TIMS Solution shall be delivered to Comcast, which milestone dates shall be (x) designed to provide for substantial development progress at reasonable intervals in the development process, including, without limitation, delivery by TiVo of the fully completed TIMS Solution at a date that allows sufficient time for Comcast to complete its acceptance testing (given a reasonable testing and field trial period taking into consideration the TIMS Acceptance Deadline) and accept the TIMS Solution by the second anniversary of the Effective Date (such second anniversary, the “TIMS Acceptance Deadline”) and (y) subject to review and adjustment by the Parties from time to time if TiVo fails to achieve any milestone as a result of a Non-TiVo Delay or as reasonably necessary to accommodate any project change requests (each, a “PCR”) submitted by Comcast;

(vii) the respective payments to be made by Comcast to TiVo on each of the specified milestone dates described in clause (vi) above (subject to satisfaction of the conditions applicable to such milestone), which payment amounts shall (x) reflect [*] of the TIMS Solution Development Fee [*] of the Initial TIMS Statement of Work, (y) reflect a [*] TIMS Solution Development Fee [*] Comcast TIMS Acceptance, and (z) subject to clauses (x) and (y), be designed to relate to the amount of work entailed in achieving the respective milestones;

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(viii) reporting obligations for TiVo to update Comcast as to its progress under the Initial TIMS Statement of Work, which reports shall be required at commercially reasonable intervals; and

(ix) detailed procedures for modification of the Initial TIMS Statement of Work by a Party as evidenced in a PCR, which shall give such Party the right to request changes to the Initial TIMS Statement of Work subject only to the Parties’ acceptance of such changes and to Comcast paying any reasonable additional costs associated with such changes and such changes not imposing an undue burden on TiVo’s resource availability.

(c) Promptly following finalization of the Initial TIMS Statement of Work in accordance with Section 6.1(b) above, each Party shall commence performance of its obligations thereunder and cooperate with the other Party in the performance of such obligations in good faith and in a commercially reasonable manner. In carrying out their respective obligations under the Initial TIMS Statement of Work and any other Statement of Work relating to the TIMS Solution, TiVo and Comcast shall perform such obligations in a professional and workmanlike manner and comply with their respective time deadlines set forth therein. In addition, TiVo shall use commercially reasonable efforts to achieve all milestones specified therein and comply with all specifications contained therein (including, without limitation, those relating to the features, functionality and operational requirements thereof).

(d) Any deliverables relating to the TIMS Solution shall be delivered by TiVo and tested and accepted (or rejected) by Comcast in accordance with the following procedures:

(i) TiVo shall deliver all such deliverables pursuant to the respective milestone dates specified in the applicable Statement of Work and provide a written certification to Comcast when each such deliverable is delivered.

(ii) In determining whether any such deliverable satisfies the applicable acceptance criteria specified in the applicable Statement of Work, Comcast and TiVo shall follow the following procedures: Comcast shall have the number of days specified in the applicable Statement of Work for the applicable deliverable after delivery of each deliverable to perform appropriate acceptance tests (herein, the “Acceptance Period”). Within such Acceptance Period, Comcast shall use commercially reasonable efforts to perform such acceptance tests and communicate the results to TiVo. By the end of such Acceptance Period, Comcast shall notify TiVo in writing that (x) the deliverable has failed to meet the applicable acceptance criteria, specifying in reasonable detail that nature of such failure, or (y) Comcast accepts such deliverable. If Comcast fails to notify TiVo within such Acceptance Period as to any failure of the deliverable, or if Comcast distributes or otherwise uses the deliverable for commercial purposes, Comcast shall be deemed to have accepted such deliverable. If Comcast reports any failure with respect to a deliverable, TiVo shall use commercially reasonable efforts to correct such failure within the number of days specified in the applicable Statement of Work for the applicable deliverable after the date of receipt of Comcast’s notice of such failure and deliver to Comcast a corrected version of such deliverable. Upon delivery of a corrected version of a deliverable, the foregoing procedures shall be repeated until such deliverable has been accepted by Comcast, unless and until such time as Comcast terminates the development of the TIMS Solution as permitted under Section 6.1(g).

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(iii) If there occurs a dispute regarding whether any such deliverable satisfies the applicable acceptance criteria specified in the applicable Statement of Work (including following any attempts by TiVo to correct any such deliverable), Comcast and TiVo shall promptly communicate such dispute to the appropriate business/project manager when such Party becomes aware of the dispute. If such dispute cannot be mutually resolved by such business/project managers within [*] from the time the business/project managers begin discussions, then either Party may elect to submit the matter to the dispute escalation procedures set forth in Section 33 below.

(e) In consideration for the development of the TIMS Solution, Comcast shall pay TiVo such amounts at such times as shall be set forth in the Initial TIMS Statement of Work (subject to any changes thereto in accordance with the PCR procedures specified therein). The aggregate amount required to be paid by Comcast to TiVo pursuant to the Initial TIMS Statement of Work (subject to any such changes) shall be referred to herein as the “TIMS Solution Development Fee.”

(f) For the avoidance of doubt, the TIMS Solution delivered by TiVo pursuant to the Initial TIMS Statement of Work [*] and pursuant to a Statement of Work mutually agreed to by the Parties.

(g) In the event that Comcast TIMS Acceptance has not occurred by the TIMS Acceptance Deadline and such failure is not the result of a Non-TiVo Delay, Comcast will have the right to terminate the TIMS Solution development project, in which event Comcast [*]. Upon any such termination, Comcast will be entitled to [*].

(h) TiVo acknowledges that the development and integration of the TIMS Solution will be a collaborative effort requiring performance by Comcast and Comcast Vendors in addition to TiVo, and, accordingly, TiVo shall negotiate in good faith with Comcast Vendors to enter into cooperation agreements with such Comcast Vendors on commercially reasonable terms to govern their respective rights and obligations in connection with the development and integration of the TIMS Solution (such cooperation agreement to include a provision substantially equivalent to the covenant set forth in Section 5.2 if the Comcast Vendor is a Comcast Affiliate with respect to which Comcast Parent does not have, directly or indirectly, the power or authority to cause such Affiliate to grant such covenant without the risk of liability to any third party). In addition, TiVo shall use commercially reasonable efforts to ensure that any third party software (including, without limitation, [*]) that Comcast requires to be integrated on the Qualifying STBs shall fully function in conjunction with the TIMS Solution, in each case to the extent that such requirements were specified in the Initial TIMS Statement of Work or any subsequent Statement of Work relating to the TIMS Solution.

6.2 TiVo Experience Software. Subject to the terms and conditions of this Section 6.2, TiVo shall develop and integrate the initial version of the TiVo Experience Software with the Qualifying STBs for Comcast pursuant to specifications to be documented in an initial Statement of Work for the TiVo Experience Software (the “Initial TE Software Statement of Work”). TiVo shall use its best efforts to include, without limitation, TiVo’s most current DVR

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Technology, Home Networking Technology and Media Center Technology in the initial version of the TiVo Experience Software, including such of those features and functionality described on Exhibit B as Comcast shall request consistent with this Section 6.2; provided that in any event the TiVo Experience Software [*] at the time the Initial TE Software Statement of Work is finalized, subject to obtaining the right to use any Third Party IP necessary to incorporate such features or functionality in the TiVo Experience Software.

(a) Following the Effective Date, Comcast and TiVo shall use commercially reasonable efforts to develop the Initial TE Software Statement of Work as follows:

(i) Within [*] after the Effective Date, each of Comcast and TiVo shall appoint an individual to serve as project manager and principal contact with respect to such Party’s obligations under this Section 6.2 and shall notify the other Party of such appointment.

(ii) Within [*] after the Effective Date, Comcast shall deliver the high-level feature specifications for the initial version of the TiVo Experience Software; provided that the TiVo Experience Software will be designed (x) to run on all existing versions and versions for which specifications exist of the Qualifying STBs; (y) such that it could be offered both as a Comcast Subscriber’s initial DVR Product or as an option selected by a Comcast Subscriber who already subscribes to one of Comcast’s other DVR Products running on a Qualifying STB (which selection could be made by the Comcast Subscriber from home using its Qualifying STB and delivered via software download directly from a Comcast Headend to such Qualifying STBs); and (z) [*].

(iii) Within [*] after the Effective Date, Comcast shall deliver the operational requirements for the initial version of the TiVo Experience Software with respect to Comcast Systems.

(iv) Commencing as soon as commercially practicable following the Effective Date, TiVo shall conduct such technical diligence of the Qualifying STBs as is reasonably necessary to enable TiVo to prepare a preliminary version of the Initial TE Software Statement of Work, and Comcast shall use its commercially reasonable efforts to give TiVo access to such technical information, employees and facilities of Comcast and the appropriate Comcast Vendors as is reasonably necessary to complete such diligence.

(v) As soon as commercially practicable following completion of its technical diligence of the Qualifying STBs, TiVo shall prepare, in a commercially reasonable manner, a preliminary version of the Initial TE Software Statement of Work and deliver the same to Comcast.

(vi) Within [*] following delivery of such preliminary version of the Initial TE Software Statement of Work, Comcast shall deliver to TiVo its comments to the Initial TE Software Statement of Work. Thereafter, the Parties shall negotiate in good faith to finalize such Initial TE Software Statement of Work.

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(vii) The Parties shall finalize the Initial TE Software Statement of Work within [*] after the Effective Date or by such later date as shall be mutually agreed in writing by the Parties’ respective project managers appointed pursuant to Section 6.2(a)(i). If the Initial TE Software Statement of Work is not finalized by the Parties by such date, then either Party may elect to submit the matter to the dispute escalation procedures set forth in Section 33. Should such procedures result in arbitration pursuant to Section 34, the arbitrator in such arbitration shall [*].

(b) The Initial TE Software Statement of Work shall, at a minimum, provide for:

(i) the software, hardware and development tools required to enable, operate and support the TiVo Experience Software, which shall not include any Third Party IP , except for any Third Party IP set forth on Exhibit H as of the Effective Date and any Third Party IP mutually agreed to by the Parties in the Initial TE Software Statement of Work;

(ii) the development of the TiVo Experience Software in a manner such that it can operate on the Qualifying STBs without the use of, or dependency on, any other TiVo IP that is not licensed by Comcast pursuant to this Agreement;

(iii) integration of the TiVo Experience Software with the appropriate Comcast Headend system providing for billing and conditional access;

(iv) acceptance criteria (including features, functionality and interoperability) for Comcast’s acceptance of any deliverables relating to the TiVo Experience Software;

(v) the [*] required to complete the TiVo Experience Software and [*] for the TiVo Experience Software [*];

(vi) specified milestone dates on which particular aspects of the TiVo Experience Software shall be delivered to Comcast, which milestone dates shall be (x) designed to provide for substantial development progress at reasonable intervals in the development process, including, without limitation, delivery by TiVo of the fully completed TiVo Experience Software at a date that allows sufficient time for Comcast to complete its acceptance testing (given a reasonable testing and field trial period taking into consideration the TE Acceptance Deadline) and give Comcast TE Acceptance by the second anniversary of the Effective Date (such second anniversary, the “TE Acceptance Deadline”) and (y) subject to review and adjustment by the Parties from time to time if TiVo fails to achieve any milestone as a result of a Non-TiVo Delay or as reasonably necessary to accommodate any PCRs submitted by Comcast;

(vii) the respective payments to be made by Comcast to TiVo on each of the specified milestone dates described in clause (vi) above (subject to satisfaction of the conditions applicable to such milestone), which payment amounts shall (x) reflect [*] of the TiVo Experience Software Development Fee [*] of the Initial TE Software Statement of Work,

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(y) reflect a [*] TiVo Experience Software Development Fee [*] Comcast TE Acceptance, and (z) subject to clauses (x) and (y), be designed to relate to the amount of work entailed in achieving the respective milestones;

(viii) reporting obligations for TiVo to update Comcast as to its progress under the Initial TE Software Statement of Work, which reports shall be required at commercially reasonable intervals; and

(ix) detailed procedures for modification of the Initial TE Software Statement of Work by a Party as evidenced in a PCR, which shall give such Party the right to request changes to the Initial TE Software Statement of Work subject only to the Parties’ acceptance of such changes and to Comcast paying any reasonable additional costs associated with such changes and such changes not imposing an undue burden on TiVo’s resource availability.

(c) Promptly following finalization of the Initial TE Software Statement of Work in accordance with Section 6.2(b) above, each Party shall commence performance of its obligations thereunder and cooperate with the other Party in the performance of such obligations in good faith and in a commercially reasonable manner. In carrying out their respective obligations under the Initial TE Software Statement of Work and any other applicable Statement of Work, TiVo and Comcast shall perform such obligations in a professional and workmanlike manner and comply with their respective time deadlines set forth therein. In addition, TiVo shall use commercially reasonable efforts to achieve all milestones specified therein and comply with all specifications contained therein (including, without limitation, those relating to the features, functionality and operational requirements thereof).

(d) Any deliverables relating to the TiVo Experience Software shall be delivered by TiVo and tested and accepted (or rejected) by Comcast in accordance with the following procedures:

(i) TiVo shall deliver all such deliverables pursuant to the respective milestone dates specified in the applicable Statement of Work and provide a written certification to Comcast when each such deliverable is delivered.

(ii) In determining whether any such deliverable satisfies the applicable acceptance criteria specified in the Initial TE Software Statement of Work or other applicable Statement of Work, Comcast and TiVo shall follow the following procedures: Comcast shall have the applicable Acceptance Period specified in the relevant Statement of Work for the applicable deliverable. Within such Acceptance Period, Comcast shall use commercially reasonable efforts to perform such acceptance tests and communicate the results to TiVo. By the end of such Acceptance Period, Comcast shall notify TiVo in writing that (x) the deliverable has failed to meet the applicable acceptance criteria, specifying in reasonable detail that nature of such failure, or (y) Comcast accepts such deliverable. If Comcast fails to notify TiVo within such Acceptance Period as to any failure of the deliverable, or if Comcast distributes or otherwise uses the deliverable for commercial purposes, Comcast shall be deemed

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to have been accepted such deliverable. If Comcast reports any failure with respect to a deliverable, TiVo shall use commercially reasonable efforts to correct such failure within the number of days specified in the applicable Statement of Work for the applicable deliverable after the date of receipt of Comcast’s notice of such failure and deliver to Comcast a corrected version of such deliverable. Upon delivery of a corrected version of a deliverable, the foregoing procedures shall be repeated until such deliverable has been accepted by Comcast, unless and until such time as Comcast terminates the development of the TiVo Experience Software as permitted under Section 6.2(g) below, unless and until such time as Comcast terminates the development of the TiVo Experience Software as permitted under Section 6.2(g).

(iii) If there occurs a dispute regarding whether any such deliverable satisfies the acceptance criteria specified in the applicable Statement of Work (including following any attempts by TiVo to correct any such deliverable), Comcast and TiVo shall promptly communicate such dispute to the appropriate business/project manager when such Party becomes aware of the dispute. If such dispute cannot be mutually resolved by such business/project managers within [*] from the time the business/project managers begin discussions, then either Party may elect to submit the matter to the dispute escalation procedures set forth in Section 33 below.

(e) In consideration for the development of the TiVo Experience Software, Comcast shall pay TiVo such amounts at such times as shall be set forth in the Initial TE Software Statement of Work (subject to any changes thereto in accordance with the PCR procedures specified therein). The aggregate amount required to be paid by Comcast to TiVo pursuant to the Initial TE Software Statement of Work (subject to any such changes) shall be referred to herein as the “TiVo Experience Software Development Fee.”

(f) For the avoidance of doubt, the TiVo Experience Software delivered by TiVo pursuant to the Initial TE Software Statement of Work [*] and pursuant to a Statement of Work mutually agreed to by the Parties.

(g) In the event that Comcast TE Acceptance has not occurred by the TE Acceptance Deadline and such failure is not the result of a Non-TiVo Delay, Comcast will have the right to terminate this Agreement pursuant to Section 23.1(e).

(h) TiVo acknowledges that the development and integration of the TiVo Experience Software will be a collaborative effort requiring performance by Comcast and Comcast Vendors in addition to TiVo. Accordingly, TiVo shall negotiate in good faith with Comcast Vendors to enter into cooperation agreements with such Comcast Vendors on commercially reasonable terms to govern their respective rights and obligations in connection with the development and integration of the TiVo Experience Software. In addition, TiVo shall use commercially reasonable efforts to ensure that any third party software (including, without limitation, [*]) that Comcast requires to be integrated on the Qualifying STBs shall fully function in conjunction with the TiVo Experience Software, in each case to the extent that such requirements were specified in the Initial TE Software Statement of Work or any subsequent Statement of Work relating to the TiVo Experience Software.

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6.3 Notice and Effect of Delay.

(a) In any case where TiVo believes that a milestone date in a Statement of Work shall be extended or delayed pursuant to the provisions herein due to a delay directly attributable to any material action, inaction, or omission by Comcast, any Comcast Affiliate or any other Comcast Vendor (other than TiVo, TiVo Affiliates, or TiVo vendors) (each such case, a “Non-TiVo Delay”), TiVo shall (i) promptly document such delay, (ii) provide Comcast with prompt written notice (which shall in any event be delivered to Comcast [*]) of TiVo’s understanding regarding the reasons for such delay and the anticipated consequences of such delay (including whether such Non-TiVo Delay will cause TiVo to fail to achieve either the Comcast TIMS Acceptance by the TIMS Acceptance Deadline or Comcast TE Acceptance by the TE Acceptance Deadline) and (iii) [*]. In the event of any dispute regarding an extension or delay hereunder, the Parties shall first attempt to resolve such dispute pursuant to the dispute escalation procedures set forth in Section 33.

(b) In the event that [*] any Non-TiVo Delay has occurred, all remaining milestones will be extended on a day-for-day basis by the length of the Non-TiVo Delay. In addition, if a material Non-TiVo Delay causes TiVo to fail to achieve a payment milestone pursuant to a Statement of Work, Comcast shall pay to TiVo an amount equal to [*] had such milestone been achieved [*].

SECTION 7. ONGOING DEVELOPMENT.

7.1 Additional Development Work. Following the initial development of the TiVo Experience Software and/or TIMS Solution, TiVo will perform the following additional development work for Comcast throughout the Term, subject to Section 7.2 below regarding allocation of the cost of such development work:

(a) [*];

(b) [*]; and

(c) such other development work as Comcast may request, including development of new features and functionality and porting to and integration with additional software or hardware platforms.

7.2 Additional Statements of Work. The Parties will enter into additional Statements of Work to provide for the terms of any additional development work requested by Comcast. The cost of any such development work will be negotiated as part of the applicable Statement of Work, subject to the following:

(a) During the [*] following the [*] TiVo will commit to provide [*] development work [*]. For [*] thereafter during the Term, TiVo will provide [*] development work [*].

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(b) For any development work requested by Comcast [*], the Parties will negotiate [*] and TiVo will own the deliverables resulting therefrom and Comcast will have a license thereto on the same terms as the license granted pursuant to Section 1.1 (with respect to development work relating to the TiVo Experience Software) and Section 1.2 (with respect to development work relating to the TIMS Solution). [*].

(c) In calculating the cost of development work for purposes of the foregoing Sections 7.2(a) and 7.2(b), [*].

(d) To the extent that TiVo’s commitment to perform development work pursuant to Section 7.2(a) [*]. Comcast will provide reasonable advance notice to TiVo regarding the extent and timing of any such development work to be requested.

7.3 TiVo Roadmap. Subject to TiVo’s confidentiality obligations, TiVo will keep Comcast apprised of, and consult with Comcast periodically concerning, TiVo’s product roadmap such that Comcast (i) can recommend desired features and functionality for inclusion in TiVo Products and (ii) will be aware of [*] to [*] in order to facilitate its request of Updates and Releases pursuant to Section 7.1.

7.4 Comcast Roadmap. Comcast will designate for TiVo, on an annual basis, the primary hardware/software platform on which Comcast expects to offer DVR Technology, Home Networking Technology or Media Center Technology to Comcast Subscribers during the following year and (i) if such platform does not already constitute a “Qualifying STB” and (ii) Comcast has the right to give TiVo access to such platform for porting of the TiVo Experience Software, TiVo will have the right to port the TiVo Experience Software to such platform [*], and Comcast will provide TiVo with information regarding the technical specifications of such platform and otherwise reasonably cooperate with TiVo in connection therewith.

7.5 Additional Development Obligations. In furtherance of the foregoing development obligations, TiVo will:

(a) use good faith efforts to design the initial TiVo Experience Software and TIMS Solution and all Updates and Releases to its DVR Technology, Home Networking Technology, Media Center Technology and Interactive Advertising Technology to ensure that it is technically feasible for TiVo to perform such development obligations in a cost-effective manner [*];

(b) use commercially reasonable efforts to continue to innovate and to continue its research and development efforts to enhance its products and technologies; and

(c) not knowingly design, develop or deploy DVR Technology, Home Networking Technology, Media Center Technology or Interactive Advertising Technology in a manner that is intended to circumvent TiVo’s obligations pursuant to this Agreement.

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SECTION 8. CUSTOMER SUPPORT; COMCAST MAINTENANCE AND SUPPORT.

8.1 Customer Support. During the Term, [*] TiVo will provide Comcast with the customer support services for Comcast Subscribers described on Exhibit D. Except in the event of termination by TiVo for cause, following the Term, Comcast will have the right to purchase the same services on an ongoing basis [*].

8.2 Maintenance and Support.

(a) As a condition to each of Comcast TE Acceptance and Comcast TIMS Acceptance, the Parties will enter into a maintenance and support agreement for the TiVo Experience Software and TIMS Solution, respectively (each, a “Maintenance and Support Agreement”), providing for maintenance and support services substantially as described in Exhibit L [*].

(b) TiVo will provide the services described in Exhibit L in relation to any particular TiVo Release for [*]. Notwithstanding the foregoing, TiVo will support [*] of the TiVo Experience Software and TIMS Solution. Under no circumstances shall [*].

(c) Except in the event of termination by TiVo for cause, following the Term, Comcast will have the right to purchase the same services on an ongoing basis [*].

8.3 Documentation. TiVo will provide Comcast with all documentation created by TiVo from time-to-time that is reasonably necessary for the deployment, operation, maintenance and support of the TiVo Experience Software and TIMS Solution, including without limitation all documentation required to be created pursuant to the applicable Statement of Work. Except as set forth in the applicable Statement of Work, nothing in this Section 8.3 shall require TiVo to create any documentation not otherwise created in the ordinary course.

SECTION 9. ADVERTISING.

9.1 TIMS Solution Deployment. Following final Comcast acceptance of the initial TIMS Solution (“Comcast TIMS Acceptance”), Comcast will [*] make available the TIMS Solution in Qualifying Systems that serve [*] of the total number of Comcast Subscribers in all Qualifying Systems. [*]

9.2 Sale of Advertising. Comcast will have the [*] right to sell [*] advertising on Qualifying STBs [*] including any such advertising [*] except as expressly provided in this Section 9.

9.3 TiVo-enabled STBs. For so long as there are any Comcast TiVo Subscribers, TiVo will have the [*] subject to the limitations specified in Section 9.9. TiVo will [*] generated by it from the sale of TiVo Showcase Advertising on TiVo-enabled STBs.

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9.4 [*] Advertising. Upon Comcast’s deployment of any Non-TiVo Qualifying STBs, TiVo will [*] in the form of Showcase Advertising on Non-TiVo Qualifying STBs, subject to the following:

(a) TiVo will [*] generated by TiVo from the sale of TiVo Showcase Advertising on Non-TiVo Qualifying STBs.

(b) The TiVo Showcase Advertising will be subject to the limitations specified in Section 9.9.

(c) TiVo’s right to sell TiVo Showcase Advertising on Non-TiVo Qualifying STBs shall terminate with respect to all Non-TiVo Qualifying STBs upon the earlier to occur of (x) Comcast [*], provided that, if Comcast subsequently [*], TiVo shall [*] have the right to sell TiVo Showcase Advertising on Non-TiVo Qualifying STBs, or (y) Comcast’s election, [*] prior written notice to TiVo, to proceed under either [*] Advertising or [*] Advertising as described in Sections 9.5 and 9.6, respectively, provided that Comcast shall be obligated to honor any legally binding, commercially reasonable commitments and obligations of TiVo in respect of the sale and delivery of TiVo Showcase Advertising on Non-TiVo Qualifying STBs existing at the time of such notice for a period [*] following the date of such notice [*]. By way of clarification, Comcast need [*], provided that Comcast gives TiVo the notice described in this Section 9.5 prior to Comcast’s deployment of any Non-TiVo Qualifying STBs, in which event Comcast [*].

9.5 [*] Advertising. Upon Comcast’s election to proceed under [*] Advertising pursuant to Section 9.4(c), Comcast shall [*], subject to the following:

(a) For each calendar month during [*] Advertising, Comcast will pay TiVo an amount (the “[*] Monthly Advertising Fee”) equal to [*]. If [*] Advertising commences during a calendar month, the initial [*] Monthly Advertising Fee will be adjusted by [*] over the period between the commencement of [*] Advertising and the end of the applicable month.

(b) Once Comcast elects to proceed under [*] Advertising, Comcast shall not have any right to return to [*] Advertising.

(c) The [*] Monthly Advertising Fee shall terminate upon the earlier to occur of (x) Comcast [*], provided that, if Comcast [*], Comcast shall [*] to TiVo of the [*] Monthly Advertising Fee, or (y) Comcast’s election, at any time [*] prior written notice to TiVo, to proceed under [*] Advertising.

9.6 [*] Advertising. Upon Comcast’s one-time election to proceed under [*] Advertising pursuant to Section 9.5(c), Comcast shall no longer be obligated to pay the [*] Monthly Advertising Fee, subject to the following:

(a) Comcast will continue to [*].

(b) Neither Party shall [*] obligations.

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(c) Comcast shall pay TiVo [*] (the “[*]”), commencing on the [*] Commencement Date and continuing through the remainder of the Term, [*] after the [*] Commencement Date, which [*] shall increase [*] following [*] the [*] Commencement Date (provided that [*] whether or not Comcast has elected this [*] Advertising option).

(d) Once Comcast elects to proceed under [*] Advertising, Comcast shall not have any right to return to [*] Advertising or [*] Advertising.

9.7 Discontinuation of TIMS Solution. If, at any time during [*] Advertising or [*] Advertising, Comcast discontinues deployment of the TIMS Solution or any applicable Alternate Advertising Product on Non-TiVo Qualifying STBs [*], TiVo will cease selling any TiVo Showcase Advertising on such Non-TiVo Qualifying STBs [*] and Comcast will not have any [*]. Any such discontinuation of deployment of the TIMS Solution will not affect TiVo’s right to sell TiVo Showcase Advertising on TiVo-enabled STBs in accordance with Section 9.3.

9.8 Alternate Advertising Products. If Comcast TIMS Acceptance has occurred and Comcast deploys an alternate advertising product other than the TIMS Solution to Non-TiVo Qualifying STBs which has [*] (an “Alternate Advertising Product”), TiVo will have the right to sell TiVo Showcase Advertising using such Alternate Advertising Product. If TiVo exercises such right, the terms under which TiVo will be allowed to sell TiVo Showcase Advertising will be the same as if such advertising were enabled by the TIMS Solution. TiVo will be responsible for all development work necessary to enable its TiVo Showcase Advertising to function with such Alternate Advertising Product [*]. Comcast’s election to deploy an Alternate Advertising Product shall not affect TiVo’s right to sell TiVo Showcase Advertising on TiVo-enabled STBs in accordance with Section 9.3.

9.9 Additional Limitations. In addition to the limitations on its sale of advertising as specified elsewhere in this Section 9, TiVo Showcase Advertising will be limited as follows:

(a) TiVo will [*] with respect to each TiVo-enabled STB and, during [*] Advertising, with respect to each Non-TiVo Qualifying STB for its TiVo Showcase Advertising.

(b) Comcast will not be required to [*].

(c) The quality of the video comprising the TiVo Showcase Advertising will be at least equal to the video quality of [*] programming available on Comcast’s then-current [*].

(d) All TiVo Showcase Advertising will consist solely of Permitted Advertising.

(e) At all times during which TiVo has the right to sell TiVo Showcase Advertising, TiVo will be permitted to sell TiVo Showcase Advertising to [*].

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(f) TiVo will only be permitted to sell TiVo Showcase Advertising to [*] on the following terms and conditions:

(i) From the date of Comcast’s initial commercial deployment of the TIMS Solution following Comcast TIMS Acceptance until [*] of such initial commercial deployment, TiVo will be permitted to sell TiVo Showcase Advertising to [*], provided that (A) such TiVo Showcase Advertising (x) [*], (y) [*], and (z) is not for any [*], and (B) Comcast shall only be required to display TiVo Showcase Advertising for any particular [*].

(ii) Commencing no later than [*] of Comcast’s [*] of the TIMS Solution, the Parties will commence negotiations with respect to the terms and conditions on which TiVo may [*]. If the Parties cannot reach agreement [*], then from and after [*]. TiVo will [*]. Comcast will [*] for any such [*], provided that if Comcast does [*] of any such [*] within [*], Comcast will be [*]. [*].

(g) TiVo will reasonably cooperate with Comcast’s advertising personnel in connection with TiVo’s sale of TiVo Showcase Advertising.

(h) TiVo will be permitted to enable TiVo Showcase Advertising with any functionality that it designs for the TIMS Solution and with which Comcast elects to enable in its Showcase Advertising [*] except as provided in Section 9.9(i) below [*].

(i) Subject to Comcast’s [*] the terms of Comcast’s privacy policy and other applicable terms of service as in effect from time to time, [*] the Parties will work in good faith to establish reasonable conditions upon which TiVo will be permitted to [*] provided that such reasonable conditions will include that [*].

9.10 Advertising Reports. Subject to Comcast’s privacy policy and other applicable terms of service as in effect from time to time, if Comcast is able to extract similar data with respect to usage of Showcase Advertising sold by Comcast or advertising pursuant to an Alternate Advertising Product [*], then Comcast shall [*] Comcast Subscriber Data relating to the [*], provided that (A) [*]; and (B) [*] Comcast Subscriber Data [*]. If Comcast is unable to extract similar data with respect [*] sold by Comcast or advertising pursuant to an Alternate Advertising Product [*], then Comcast shall use commercially reasonable efforts to [*] Comcast Subscriber Data [*].

9.11 Comcast Advertising Revenue. Comcast will [*] generated by it from the sale of all advertising on [*], including any advertising delivered via VOD.

9.12 [*]

9.13 TIMS Solution Training. TiVo will use commercially reasonable efforts to train Comcast’s advertising division on the use and functionality of the TIMS Solution.

9.14 Restrictions on TiVo Showcase Advertising. TiVo shall not make any TiVo Showcase Advertising available [*] for [*] to [*] by [*] other than [*].

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SECTION 10. AUDIENCE RESEARCH SERVICES.

10.1 Audience Viewing Data. Subject to Comcast [*] the Comcast Subscriber Data contemplated by Section 9.10, [*] Comcast, [*]; provided, however, that in the event that this Agreement is terminated for any reason, TiVo shall promptly [*].

10.2 Purchase of Audience Research Services. Comcast shall have the right to require TiVo to provide any or all of the following services during the Term: (i) data logging services for Comcast Subscriber Data collected from Comcast Products that enable such collection by TiVo; and (ii) generation of commercial and program viewing reports with respect to any Comcast Subscriber Data provided by Comcast to TiVo for such purpose, including, without limitation, any such reports relating to the viewing of Showcase Advertising and the use of TiVo Products. Except as provided in Section 10.1, Comcast shall pay for all such audience research services [*].

SECTION 11. REPORTS; AUDIT RIGHTS.

11.1 Reports.

(a) During the Term, TiVo shall send to Comcast, [*], a statement in a form prepared by TiVo which sets forth the information reasonably necessary for the computation of any applicable fees for (i) distribution of TiVo Products as described in Section 3.4(c), (ii) any TiVo [*] due to Comcast as further described under [*], and/or (iii) any applicable [*], all of the foregoing in (i), (ii) and (iii) for such calendar quarter (herein, the “TiVo Report”).

(b) During the Term (plus any period thereafter during which Comcast is required to make reportable payments to TiVo), Comcast shall send to TiVo, [*], a statement in a form prepared by Comcast which sets forth information reasonably necessary for the computation of any applicable (i) Comcast TiVo Subscriber monthly fees, and/or (ii) any advertising related payments due to TiVo as further described under Sections 9.5(a) and 9.6(c), all of the foregoing in (i) and (ii) for such calendar quarter (herein, the “Comcast Report”).

(c) During the Term (plus any period thereafter during which Comcast is required to make reportable payments to TiVo), Comcast shall send to TiVo, [*] a statement in a form prepared by Comcast which sets forth (i) the number of Comcast TiVo Subscribers as of the last day of such calendar month, (ii) the number of Comcast TiVo Subscribers that were newly activated during such calendar month, and (iii) a reasonable estimate of the total number of DVR enabled set-top boxes deployed by Comcast as of the last day of such calendar month.

11.2 Audit Rights.

(a) Upon [*], Comcast shall have the right, during the Term [*], at its cost, to examine at TiVo’s corporate offices during normal business hours, without interfering with the operation of TiVo’s business, the books and records of TiVo which are related directly to the TiVo Report, to the extent necessary to verify the payments made by TiVo, which examination

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right may be exercised once per [*] (except as provided below). If any such examination reveals a discrepancy in the amount actually paid to or by Comcast and the amount which should have been paid to or by Comcast, TiVo shall immediately pay to Comcast the amount by which Comcast was underpaid or by which Comcast overpaid, [*], provided that, if such amount is [*] of the total amount that should have been paid during the audited period, (i) TiVo shall also [*] and (ii) Comcast shall [*] notwithstanding the limitation provided above. If the exercise by Comcast of its rights under this Section 11.2(a) could conflict with any confidentiality obligation of TiVo with respect to any other Person, Comcast shall have the right to appoint an independent auditor, agreed to by TiVo (not to be unreasonably withheld), to perform the examination permitted hereunder, which auditor shall determine TiVo’s compliance with such payment obligations and report such determination in writing to each of TiVo and Comcast.

(b) Upon [*], TiVo shall have the right, during the Term (plus any extension of any provision requiring Comcast to make reportable payments to TiVo after the Term) [*], at its cost, to examine at Comcast’s corporate offices during normal business hours, without interfering with the operation of Comcast’s business, the books and records of Comcast which are related directly to the Comcast Report, to the extent necessary to verify the amount of such payments due, which examination right may be exercised [*]. If any such examination reveals a discrepancy in the amount actually paid to TiVo and the amount which should have been paid to TiVo, Comcast shall immediately pay to TiVo the amount by which TiVo was underpaid, [*], provided that, if the amount of such underpayment is [*] of the total amount that should have been paid during the audited period, (i) Comcast shall also [*] and (ii) TiVo shall [*] notwithstanding the limitation provided above. If the exercise by TiVo of its rights under this Section 11.2(b) could conflict with any confidentiality obligation of Comcast with respect to any other Person, TiVo shall have the right to appoint an independent auditor, agreed to by Comcast (not to be unreasonably withheld), to perform the examination permitted hereunder, which auditor shall determine Comcast’s compliance with the examination permitted hereunder, which auditor shall determine Comcast’s compliance with such payment obligations and report such determination in writing to each of Comcast and TiVo.

SECTION 12. GOVERNANCE.

12.1 Rights Plan. If TiVo waives, repeals, rescinds, amends or terminates its shareholder rights agreement, currently filed as Exhibit 10.1 of the registrant’s Current Report on Form 8-K/A filed on January 19, 2001 (including any amended version thereof or similar or successor agreement, the “Rights Plan”), in connection with, in anticipation of or as a result of any Change of Control Event or otherwise exempts any Person from the application of its Rights Plan, TiVo shall waive, repeal, rescind, amend or terminate its Rights Plan in the same manner and to the same extent with respect to Comcast.

12.2 Board Participation. If and for so long as any representatives of any Comcast Competitor shall serve on the board of directors (including as an observer) of TiVo or any TiVo Affiliate, TiVo shall, and shall cause any such Affiliates to, exclude all such representatives from any meetings (or portions thereof) of such board (including any committee thereof), and deny all

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such representatives from access to any materials (or portions thereof) provided to such board (including any committees thereof), that relate to the relationships and rights between Comcast and other Comcast Affiliates, on the one hand, and TiVo and other TiVo Affiliates, on the other hand, without Comcast’s prior written consent. Notwithstanding the foregoing, (i) the foregoing restrictions shall not apply to any materials that are public and (ii) TiVo shall be permitted, without Comcast’s consent and to the extent necessary for members of TiVo’s board of directors to comply with their fiduciary obligations, to provide representatives of any Comcast Competitor that serve on the board of directors of TiVo with “high level” written summaries of relationships and rights between Comcast and other Comcast Affiliates, on the one hand, and TiVo and other TiVo Affiliates, on the other hand, provided that such summaries do not include information with respect to financial terms, product development plans and roadmaps, product specifications and features, future technology directions, or potential relationships between Comcast or Comcast Affiliates and other third parties. TiVo shall provide Comcast with a copy of each such summary at least [*] the date such summary is provided to any such representative.

SECTION 13. [*].

13.1 If, prior to the Comcast TE Acceptance or the TE Acceptance Deadline, a [*] in [*] that [*] has [*] to [*] Comcast will [*] on the following terms:

(a)	TiVo will [*];

(b)	Comcast Subscribers [*] will be required to [*];

(c)	TiVo will [*];

(d)	the other terms of [*]; and

(e)	[*].

SECTION 14. MFN PROVISION.

14.1 [*]. If during the Term, TiVo enters into an agreement [*], with any other multi-channel video distributor (a “Distributor”) providing for a license to [*] (each such agreement, amendment, renewal or extension, an “Alternate License Agreement”), TiVo shall [*].

14.2 Amendment of this Agreement.

(a) In the event that [*] the Alternate License Agreement is, when considered as a whole, more favorable to the relevant Distributor than this Agreement is to Comcast, taking into consideration all of the economic and non-economic terms and conditions of such agreement, [*], and at Comcast’s election, this Agreement shall be [*] amended [*] such that terms of this Agreement are replaced in their entirety with the terms of the Alternate License Agreement, except as expressly set forth in this Section 14.2 and subject to the following:

(i) If such Alternate License Agreement grants the relevant Distributor any corporate governance rights, [*] (collectively, “Governance Rights”), then Comcast shall receive the benefit of such Governance Rights in the amended version of this Agreement, provided that Comcast meets any deployment commitments and all other commitments and obligations set forth in such Alternate License Agreement; [*];

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(ii) If an Alternate License Agreement that is the basis for an amendment of this Agreement contains subject matter that is unrelated to the subject matter of this Agreement, then only those terms of the Alternate License Agreement that relate to the subject matter of this Agreement shall be included in the amendment of this Agreement; and

(iii) If this Agreement contains subject matter that is unrelated to the subject matter of an Alternate License Agreement that is the basis for an amendment of this Agreement, then only those terms in this Agreement that relate to the subject matter contained in the Alternate License Agreement shall be included in the amendment of this Agreement.

(b) Notwithstanding any other provision of this Agreement, no amendment to this Agreement effected pursuant to this Section 14.2 shall impose upon Comcast any term with which it is not reasonably capable of complying, including, but not limited to, any term that (i) requires Comcast to breach any contract or violate any law, government rule or regulation or the rights of any Person; (ii) requires Comcast to distribute video content over a type of network that it does not operate as of the effective date of the Alternate License Agreement; (iii) [*]; or (iv) [*].

14.3 [*]

14.4 Retroactivity. Any election by Comcast to amend this Agreement pursuant to Section 14.2 shall not apply retroactively, but rather the amended or new terms shall only apply to Comcast’s rights and obligations on a going forward basis; provided, however, that if TiVo [*], then any amendment to this Agreement that Comcast may elect to make under Section 14.2 will [*].

14.5 [*]. TiVo shall [*]. For the avoidance of doubt, [*].

14.6 Non-Discrimination. TiVo covenants not to incorporate terms in Alternate License Agreements or any other agreements into which it may enter that are designed to discriminate against Comcast or to thwart the application of the provisions of this Section 14.

14.7 MFN Audit Rights; Discrepancy.

(a) During the Term [*], TiVo shall maintain accurate and complete books and records in accordance with generally accepted accounting principles and practices and TiVo’s records retention policies sufficient to enable an auditor to verify compliance with this Section 14. Upon [*], Comcast shall have the right, during the Term [*], to have its Auditor examine during normal business hours such books and records of TiVo to the extent as are necessary to

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verify compliance with this Section 14, which examination right may be exercised [*]. If any such examination reveals a discrepancy in the amount paid by or to Comcast and the amount that should have been paid by or to Comcast, TiVo shall immediately pay to Comcast the amount of such discrepancy, [*], provided that, if such discrepancy is [*] of the total amount that should have been paid, (i) TiVo shall [*] and (ii) Comcast shall [*] notwithstanding the limitation provided above.

(b) Any audit with respect to this Section 14 shall be conducted by an independent public accounting firm or an independent auditing firm designated by Comcast which shall not be the accounting or auditing firm retained by Comcast Parent to complete its company-wide audit and shall be paid [*] and not incentivized in any manner by Comcast to identify discrepancies in TiVo’s compliance with this Section 14 (the “Auditor”). Any such audit shall be subject to the confidentiality provisions of this Agreement. If, as a result of an audit conducted hereunder, the Auditor determines that TiVo has fully complied with this Section 14, then the Auditor shall promptly provide written notice to the Parties stating only that TiVo has so complied. If, as a result of an audit, the Auditor determines that TiVo has failed to comply with this Section 14, then the Auditor shall promptly commence good faith discussions with TiVo regarding such non-compliance. If, after such good faith discussions, the Auditor concludes that TiVo has in fact complied with this Section 14, then the Auditor shall promptly provide written notice to the Parties stating only that TiVo has complied. In the event that after such good faith discussions, the Auditor concludes that TiVo has not complied with this Section 14, then TiVo shall have the option, at TiVo’s sole election (to be exercised by giving written notice of its election to Comcast [*] following the Auditor’s conclusion), to either (i) permit, at Comcast’s election, the amendment of this Agreement consistent with Section 14.2 or (ii) authorize the Auditor to provide to Comcast only that limited information acquired during the course of the audit as is necessary for Comcast to pursue its claim or claims related to TiVo’s non-compliance; any information that is not so necessary shall not be disclosed to Comcast by the Auditor and shall remain subject to the confidentiality provisions of this Agreement. Under no circumstances, other than the limited circumstance set forth in clause (ii), above, shall any information acquired during the course of the audit be disclosed to Comcast by the Auditor.

SECTION 15. REPRESENTATIONS AND WARRANTIES.

15.1 Comcast Representation and Warranties. Comcast represents, warrants and covenants that:

(a) Licensee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Comcast Parent is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania.

(b) Each of Licensee and Comcast Parent has the requisite power and authority to execute and deliver this Agreement and to fully perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly authorized by all corporate actions necessary on the part of Licensee and Comcast Parent. There are no

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contractual or other legal obligations which will in any way interfere with either Licensee’s or Comcast Parent’s full performance of this Agreement. The individual executing this Agreement on behalf of each of Licensee and Comcast Parent has the authority to do so.

15.2 TiVo Representations and Warranties. TiVo represents, warrants and covenants that, except as previously disclosed in writing to Comcast:

(a) TiVo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) TiVo has the requisite power and authority to execute and deliver this Agreement and to fully perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly authorized by all corporate actions necessary on the part of TiVo. There are no contractual or other legal obligations of TiVo which will in any way interfere with TiVo’s full performance of this Agreement, or restrict or interfere with the full scope of Comcast’s license rights under this Agreement. The individual executing this Agreement on behalf of TiVo has the authority to do so.

(c) To the best of TiVo’s knowledge, as of the Effective Date, no TiVo Experience IP, TIMS IP or TiVo Mark violates or infringes the Intellectual Property Rights of any other Person. Neither TiVo nor any TiVo Affiliate is aware of any claim, allegation, assertion or notification that any of the TiVo Experience IP, TIMS IP or TiVo Marks violates or infringes the Intellectual Property Rights of any other Person (x) with a reasonable basis, (y) brought by a Person that is reasonably likely to file suit or initiate a formal proceeding in an appropriate forum, or (z) for which TiVo is reasonably likely to pay more than [*] to settle such claim. TiVo agrees [*] that it will not knowingly design the TiVo Experience Software or the TIMS Solution in a manner that violates or infringes the Intellectual Property Rights of any other Person.

(d) TiVo has and, throughout the Term, will have the right to grant the rights and licenses granted herein, and any and all liens, restrictions, charges, claims and encumbrances on the TiVo Experience Software or TIMS Solution are and shall remain subject to the rights and licenses granted herein; provided that TiVo’s obligations under Section 16.1 shall be the sole remedy for any claims of infringement or violation of any Intellectual Property Rights. TiVo has obtained and, throughout the Term, will maintain all licenses, permits, exemptions, authorizations and consents necessary to fully perform this Agreement.

(e) Neither the TiVo Experience Software nor the TIMS Solution (both of the foregoing in the form delivered by TiVo) will contain any virus, worm, trap door, back door, timer, clock, counter, Trojan Horse, or other limiting routine, instruction or design (excluding copy and DRM protection technologies, password implementations or other security features and functionalities) that will erase data or programming, permit a Person to improperly access any Comcast Product with which such TiVo Experience Software or TIMS Solution is integrated or otherwise cause any Comcast Product or Comcast System (or portion thereof) with which such TiVo Experience Software or TIMS Solution is integrated to become inoperable or incapable of

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being used in the full manner for which it was designed and created. Comcast shall promptly notify TiVo of any breach of the foregoing.

(f) With respect to each of the TiVo Experience Software and the TIMS Solution, TiVo warrants as follows:

(i) Until [*] of the Comcast TE Acceptance or Comcast TIMS Acceptance, respectively (in each case, the “Warranty Period”), TiVo expressly warrants that such deliverables will conform in all material respects to the functionalities described in the applicable Statement of Work.

(ii) Comcast shall promptly report to TiVo in writing during the Warranty Period any failure to meet the warranty described in this Section 15.2(f) (a “Non-Conformity”), together with such reasonable supporting information and materials reasonably requested by TiVo as shall be reasonably necessary to enable TiVo to verify, diagnose and correct the reported deficiency. TiVo shall use commercially reasonable efforts to confirm that the reported Non-Conformity is attributable to the applicable TiVo deliverables [*]. If TiVo believes the reported Non-Conformity is not attributable to the applicable TiVo deliverables, TiVo shall report such belief to Comcast with reasonable explanation and supporting documentation. Upon a determination that a Non-Conformity is attributable to the applicable TiVo deliverables, TiVo shall use commercially reasonable efforts to promptly correct any Non-Conformity in a timely manner.

(iii) In the event of a dispute regarding whether there is a Non-Conformity, or whether a Non-Conformity is attributable to the applicable TiVo deliverables, or the whether TiVo has failed to promptly perform any appropriate correction, Comcast and TiVo shall promptly communicate such dispute to the appropriate business/project manager when such Party becomes aware of the dispute. If such dispute cannot be mutually resolved by such business/project managers [*] from the time the business/project managers begin discussions, then either Party may elect to submit the matter to the dispute escalation procedures set forth in Section 33.

(iv) The performance warranty in this Section 15.2(f) shall also apply to any other software delivered by TiVo to Comcast pursuant to Section 7, with the Warranty Period to be set forth in the applicable Statement of Work.

(g) TiVo shall not be responsible for any bugs, errors, or problems associated with, and makes no warranties regarding, any Qualifying STB, underlying hardware, Comcast System, Comcast Affiliated System, or any other Third Party IP.

(h) To TiVo’s knowledge and as of the Effective Date, the Third Party IP listed on Exhibit H hereto is the only Third Party IP to which Comcast will need to obtain licenses or other rights in connection with the anticipated features, functionality and usage of the TiVo Experience Software and the TIMS Solution.

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(i) As of the Effective Date, no Comcast Competitor currently has a right to appoint representatives to TiVo’s Board of Directors.

(j) Except for the warranties expressly provided in this Section 15.2, (x) TiVo makes no warranties as to the TiVo IP or any support or services provided by TiVo hereunder, and (y) TiVo expressly disclaims any and all warranties, express, implied and statutory, whether arising from course of dealing or usage of trade, including, without limitation, the implied warranties of title, merchantability, fitness for a particular purpose, and non-infringement of third party rights (provided, however, that this disclaimer does not vitiate TiVo’s obligation to indemnify Comcast pursuant to Section 16.1 below).

SECTION 16. INDEMNITIES.

16.1 TiVo Indemnity.

(a) Subject to the limitations set forth in this Section 16 and Section 17, TiVo shall defend the Comcast Indemnified Parties from, and shall hold them harmless from and against, any and all Losses which are sustained or incurred by or asserted against them, solely to the extent arising out of any third party claim that the TiVo Experience Software, TIMS Solution or TiVo Marks infringe or violate the Intellectual Property Rights of any other Person (other than Comcast or any Comcast Affiliate), and shall reimburse the Comcast Indemnified Parties for any and all Expenses reasonably and directly incurred in connection with investigating, mitigating or defending any such Loss. For the avoidance of doubt, TiVo shall have the option, but not the obligation, to settle or defend such claim prior to such third party’s filing of any applicable suit, claim or action in a court of competent jurisdiction, subject to the provisions of Section 16.3.

(b) Notwithstanding the foregoing, TiVo shall incur no obligation or liability under this Section 16.1 for any such claims: (i) that would not have arisen but for modifications or additions to the TiVo Experience Software or TIMS Solution that were not supplied by TiVo; (ii) that would not have arisen but for combinations of the TiVo Experience Software or TIMS Solution with another product, device, service or technology, where such other product, device, service or technology (A) is in and of itself the sole basis for the claim of infringement or (B) is (x) not supplied by TiVo and (y) not substantially similar, both as to the type of product, device, service or technology and as to the manner of combination, as any combination of products, devices, services or technologies expressly identified in, or within the reasonably intended use contemplated in, any Statement of Work with respect to the TiVo Experience Software or TIMS Solution; (iii) arising from TiVo’s compliance with any Comcast designs, requirements or specifications for which there is no non-infringing method of implementation available to TiVo; (iv) to the extent arising from the continued use of an infringing version of the TiVo Experience Software, TIMS Solution or TiVo Marks once a non-infringing replacement (with substantially comparable features and functionality) has been made available by TiVo at TiVo’s sole expense; or (v) that arise from any patents, copyrights, trademarks, or trade secrets, that are not issued, pending or in effect as of the relevant delivery date for each of the TiVo Experience Software, TIMS Solution and, solely as to any new features or components therein, each Update and Release thereto, in countries where the Comcast Products are manufactured or sold.

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(c) If TiVo receives written notice of an alleged infringement claim or believes that a claim of infringement is likely, or if the use of the TiVo Experience Software, TIMS Solution or TiVo Marks is enjoined, TiVo may, at its sole option and expense, (i) procure for Comcast the right to continue using the TiVo Experience Software, TIMS Solution or TiVo Marks, as applicable, at TiVo’s sole expense or (ii) modify or replace the infringing portion of the TiVo Experience Software, TIMS Solution or TiVo Marks, as applicable, without adversely affecting its features or functionality; or (iii) if none of the foregoing options can be obtained using commercially reasonable efforts on commercially reasonable terms, terminate the license solely as related to the infringing component, feature or functionality [*]. Notwithstanding the foregoing termination right, Comcast may elect to continue using any such infringing component, feature or functionality under the terms of this Agreement; provided any such continued use shall be at Comcast’s sole risk and TiVo shall have no obligation to indemnify Comcast for any continued use of such component, feature or functionality after the date of such termination.

(d) In addition to Comcast’s other rights under this Section 16.1, (i) if TiVo terminates, pursuant to Section 16.1(c), any material or essential component, feature or functionality or a number of lesser features that in the aggregate result in a material degradation of the TiVo Experience Software or TIMS Solution, Comcast may elect to terminate this Agreement [*], and (ii) if TiVo terminates its obligations under this Section 16.1 based upon reaching the limitation on liability pursuant to Section 17.1(I) or such higher amount as is continued to be paid by TiVo in TiVo’s sole discretion in the defense or settlement of any applicable claim, TiVo shall promptly provide Comcast written notice of such termination of its obligations, and Comcast may elect to terminate this Agreement [*].

(e) This Section 16.1 states TiVo’s entire obligation and liability and Comcast’s sole and exclusive remedy with respect to any claim of infringement of any Person’s Intellectual Property Rights.

16.2 Comcast Indemnity. Subject to the limitations set forth in this Section 16 and Section 17, Comcast shall defend the TiVo Indemnified Parties from, and shall hold them harmless from and against, any and all Losses which are sustained or incurred by or asserted against them, solely to the extent arising out of Comcast’s use of the TiVo Marks (including, without limitation, the [*]) where such use is (A) not authorized by this Agreement or (B) not in compliance with any applicable statute, law or regulation, and Comcast shall reimburse the TiVo Indemnified Parties for any and all Expenses reasonably incurred in connection with investigating, mitigating or defending any such Loss. This Section 16.2 states Comcast’s entire obligation and liability and TiVo’s sole and exclusive remedy with respect to any such claim.

16.3 Notice; Defense. Promptly after receipt by a Party of notice of the commencement of any action, suit, proceeding, investigation or assertion of any claim in respect of which a claim for indemnification may be made hereunder by it or its indemnified persons (as the case may be, the “Indemnified Party”), such Indemnified Party shall give written notice thereof to the other Party (the “Indemnifying Party”), provided that the failure to so notify the

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Indemnifying Party will not relieve the Indemnifying Party from any liability or obligation which the Indemnifying Party may have to the Indemnified Party (i) otherwise than under this Agreement or (ii) under this Agreement except to the extent of any material prejudice to the Indemnifying Party resulting from such failure. If any such action, suit, proceeding, investigation or claim is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein and, if it wishes to assume the defense thereof with counsel satisfactory to the Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnified Party in such action, suit, proceeding, investigation or claim) and gives written notice to the Indemnified Party of its election so to assume the defense thereof within 15 days after notice shall have been given to it by the Indemnified Party pursuant to the preceding sentence, shall be entitled to assume the defense with sole control thereof; provided that the Indemnified Party may participate in such defense with counsel of its own choosing (with the expenses of such counsel to be borne solely by the Indemnified Party). Each Indemnified Party shall be obligated to cooperate reasonably with the Indemnifying Party, at the expense of the Indemnifying Party, in connection with such defense and negotiations with respect to the compromise or settlement of any such action, suit, proceeding or investigation. The Indemnifying Party will not be liable for any compromise or settlement of any claim effected without its written consent (with such consent not to be unreasonably withheld). The Indemnifying Party shall not settle any claims without the written consent of the Indemnified Party (with such consent not to be unreasonably withheld) unless such settlement is solely for monetary payment and contains an explicit and unconditional release of the Indemnified Party.

SECTION 17. LIMITATION OF LIABILITY.

17.1 NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY’S CUMULATIVE LIABILITY ARISING FROM OR RELATED TO THIS AGREEMENT (OTHER THAN FOR PAYMENT OF FEES, ROYALTIES AND ANY OTHER AMOUNTS OWED UNDER THIS AGREEMENT), WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEED (I) WITH RESPECT TO ANY OF EITHER PARTY’S INDEMNITY OBLIGATIONS UNDER SECTION 16, [*], AND (II) WITH RESPECT TO ANY OTHER LIABILITY OR OBLIGATION ARISING UNDER THIS AGREEMENT, [*], PROVIDED THAT THE LIMITATION ON LIABILITY PURSUANT TO THIS CLAUSE (II) SHALL BE CALCULATED AT THE TIME SUCH LIABILITY IS SETTLED, COMPROMISED OR OTHERWISE SATISFIED. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT, UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY CONSEQUENTIAL, EXEMPLARY, PUNITIVE, SPECIAL OR INCIDENTAL DAMAGES OF ANY NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR OTHER COMMERCIAL LOSS), EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF, OR COULD REASONABLY HAVE PREVENTED, SUCH DAMAGES, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 16; PROVIDED, HOWEVER, THAT THE FOREGOING

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LIMITATIONS SHALL NOT APPLY TO LOSSES AND EXPENSES THAT ARISE OUT OF OR ARE RELATED TO (A) FRAUD, (B) WILLFUL BREACH OF THIS AGREEMENT, OR (C) BREACH OF SECTION 27 OR SECTION 36 OF THIS AGREEMENT.

17.2 THE LIMITED WARRANTY, LIMITED REMEDIES, WARRANTY DISCLAIMER AND LIMITED LIABILITY ARE FUNDAMENTAL ELEMENTS OF THE BASIS OF THE BARGAIN BETWEEN TIVO AND COMCAST AND THE PARTIES WOULD NOT BE ABLE TO ENTER INTO THIS AGREEMENT WITHOUT SUCH LIMITATIONS. THE LIMITATIONS SET FORTH IN THIS SECTION 17 SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

SECTION 18. PRESS RELEASE.

On the Effective Date, the Parties shall jointly issue a public announcement concerning this Agreement and the transactions contemplated hereby in form and substance of which is set forth in Exhibit G.

SECTION 19. ACCESS TO SOURCE CODE.

19.1 [*]

19.2 TiVo Experience Source Code Escrow. As a condition to Comcast TE Acceptance, the Parties shall enter into a source code escrow agreement (the “Source Code Escrow Agreement”) with Iron Mountain Intellectual Property Management, Inc. or another mutually acceptable escrow agent, in substantially the form of such escrow agent’s standard escrow agreement, pursuant to which TiVo shall deposit Escrowed Materials for the initial version of the TiVo Experience Software into a source code escrow account to be maintained by the escrow agent during the Term as provided in this Section 19 and the Source Code Escrow Agreement. From and after the initial deposit of the Escrowed Materials and for the duration of the Term, TiVo shall, [*] after Comcast’s acceptance of any Updates or Releases relating to the TiVo Experience Software pursuant to a Statement of Work, update the source code escrow account to include such latest version of the Escrowed Materials. Notwithstanding anything to the contrary contained in this Agreement or the Source Code Escrow Agreement, TiVo shall pay all costs and expenses associated with maintaining the Escrowed Materials in escrow (including, without limitation, the fees of the source code escrow agent).

19.3 Release of TiVo Experience Software Source Code. Upon (i) any bankruptcy, dissolution, liquidation or similar event by TiVo or (ii) any material breach of TiVo’s support and maintenance obligations pursuant to Section 8.2 with respect to the TiVo Experience Software that remains uncured [*] after receipt of written notice of such material breach, the TiVo Experience Software source code will be released to Comcast for Comcast’s limited use in connection with supporting and maintaining the TiVo Experience Software (including engagement of a third party to perform such support and maintenance).

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19.4 Comcast Rights Upon Release. Upon the release of the Escrowed Materials from the source code escrow account pursuant to Section 19.3 above, (i) the licenses granted to Licensee pursuant to Section 1.1 of this Agreement and the other rights in TiVo Experience IP granted to Licensee pursuant to this Agreement shall automatically, by operation of this Agreement and with no further action by any of the Parties, be extended to cover the Escrowed Materials (to the extent the same are not already so covered) solely for the purpose of supporting and maintaining the TiVo Experience Software as incorporated in or in conjunction with Comcast Products and provided that such Escrowed Materials shall be subject to the source code restrictions under Section 1.2 and [*] without TiVo’s prior written consent, such consent not to be unreasonably withheld or delayed; and (ii) TiVo shall provide to Comcast, [*] all requested and reasonably necessary support and technical assistance with regard to Comcast’s use of the Escrowed Materials during the pendency of the Licensee’s rights and licenses granted under this Agreement.

SECTION 20. BANKRUPTCY PROVISION.

20.1 In the event of the insolvency of TiVo, or the voluntary or involuntary filing of a petition in bankruptcy by or against TiVo, in order to preserve fully Comcast’s rights under Section 365(n) of the Bankruptcy Code of the United States (11 U.S.C. Section 365(n)) (the “Bankruptcy Code”), the following provisions shall apply:

(a) The Parties agree that it is their intent: (A) to obtain for Comcast the broadest possible interpretation of the protection afforded licensees under the provisions of Section 365(n) of the Bankruptcy Code; and (B) that Comcast’s business operations not be disrupted in any manner in the event that the TiVo Experience IP, TIMS IP, or TiVo Marks and any related intellectual property and services that are the subject of this Agreement are not available from TiVo in the manner contemplated by this Agreement.

(b) The Parties further agree that to the extent that this Agreement is determined to be an executory contract under Section 365 of the Bankruptcy Code, it is an intellectual property license as defined under Section 101, as amended, and falls within the meaning of Section 365(n)(1) of the Bankruptcy Code. The Source Code Escrow Agreement is deemed to be supplementary to this Agreement, and is intended by the Parties to provide certain guidance for the circumstances under which Comcast shall be entitled to protect and retain its license rights in the TiVo Experience IP, TIMS IP and TiVo Marks.

(c) If a bankruptcy proceeding is commenced and this Agreement is rejected by TiVo or, as appropriate, the trustee in bankruptcy, upon such rejection Comcast shall have the right, at Comcast’s option, either to terminate this Agreement or elect to retain its rights to the TiVo Experience IP, TIMS IP and TiVo Marks.

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SECTION 21. BANKRUPTCY REMOTE ENTITY PROVISIONS.

21.1 Transfer to Bankruptcy Remote Entity. TiVo covenants that:

(a) [*] TiVo (i) will transfer, and will cause any of its Affiliates to transfer, all rights in the TiVo Marks existing as of the Effective Date and all new TiVo Marks that are created during the Term (including any such TiVo Marks that are created following the date of such transfer immediately upon the creation thereof and without any further action by TiVo or any such Affiliate) and associated goodwill to a special purpose, bankruptcy remote entity (“BRE”), in order to protect Comcast’s rights in such marks (it being understood that BRE may grant licenses to TiVo and its Affiliates and to third parties, provided that licenses to such third parties are on terms substantially similar to those set forth in Section 1.3), (ii) provide Comcast with a “true-sale” opinion with respect to such transfer from TiVo’s outside counsel, in form and substance reasonably satisfactory to Comcast, and (iii) cause BRE to enter into a trademark license agreement with Comcast (w) granting Comcast all the rights to the TiVo Marks set forth in Section 1.3 of this Agreement, (x) delegating all of TiVo’s obligations pursuant to Section 1.3 with respect to the TiVo Marks to BRE, (y) pursuant to which BRE agrees that it will not transfer its rights in the TiVo Marks other than as part of a transfer of TiVo’s interest in BRE as part of a merger, combination, reorganization or consolidation of TiVo or sale of substantially all of TiVo’s assets, and (z) subject to all other generally applicable provisions of this Agreement such as Sections 28 through 42, inclusive;

(b) Consistent with the transfer described in Section 21.1(a), (i) all new registered TiVo Marks will be registered in the name of BRE, and (ii) all other new TiVo Marks (to the extent the same are not automatically transferred to BRE pursuant to the transfer described in Section 21.1(a)), will [*] be transferred to BRE by TiVo or its applicable Affiliate; and

(c) Upon request by Comcast at any time, TiVo will (i) furnish to Comcast any documentation that Comcast deems reasonably necessary relating to, supporting or confirming BRE’s ownership of right, title, and interest in and to the TiVo Marks, including documentation relating to chain of title, and (ii) sign and deliver all papers, take all rightful oaths, and do all acts that may be reasonably necessary for vesting and recording title to the TiVo Marks in BRE, its successors, assigns and legal representatives or nominees.

21.2 Governance and Operations of BRE. TiVo further covenants that:

(a) BRE shall be organized as a newly-formed Delaware limited liability corporation;

(b) The certificate of formation, limited liability company agreement and/or other organizational documents of BRE shall expressly limit BRE’s business purposes, powers and operations so as to minimize any risk of bankruptcy;

(c) At least one of the managers of BRE shall at all times be an Independent Manager. For purposes of this Agreement, “Independent Manager” shall mean a manager of BRE who, during the five year period prior to his or her appointment as a manager has not been, and during the continuation of his or her service as a manager is not, (i) an employee, director, stockholder, partner or officer of TiVo or any of TiVo’s other Affiliates, (ii) a customer or

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supplier of TiVo or any of TiVo’s Affiliates or (iii) a member of the immediate family of a Person described in clause (i) or (ii);

(d) The certificate of formation, limited liability company agreement and/or other organizational documents of BRE shall [*] (i) any bankruptcy filing by BRE, (ii) any dissolution, liquidation, consolidation, merger or sale of all or substantially all of BRE’s assets, (iii) BRE to engage in any business activity unrelated to holding and maintaining the rights in the TiVo Marks, (iv) the incurrence of any indebtedness by BRE, (v) the incurrence by BRE of any liabilities outside the ordinary course of business or (vi) the amendment of BRE’s certificate of formation, limited liability company agreement or other organizational documents; and

(e) TiVo shall otherwise use its best efforts to organize BRE and to conduct its business in a manner that minimizes the potential for (i) BRE to be involved in a voluntary or involuntary bankruptcy, (ii) BRE or its assets to be included in any bankruptcy of TiVo or any other TiVo Affiliate or (iii) BRE to be substantively consolidated with TiVo or any other TiVo Affiliate under applicable bankruptcy law.

21.3 Understanding Regarding Remedies. For so long as Comcast enjoys the use of the TiVo Marks pursuant to the license agreement between Comcast and BRE, Comcast shall have no remedies against BRE. BRE must require a provision similar to this Section 21.3 in any trademarks licenses from BRE to third parties.

21.4 [*].

(a) In the event that TiVo fails to effect the transfer required by Section 21.1(a) [*], then, TiVo shall be required to, and covenants that it promptly shall, either (i) [*], or (ii) [*].

(b) Upon the voluntary or involuntary filing of a petition in bankruptcy by or against TiVo or any TiVo Affiliate that holds rights in the TiVo Marks, which, in the case of an involuntary petition, [*]

(c) Upon TiVo’s compliance with the covenant contained in Section 21.1(a) of this Agreement, either (i) [*] or (ii) [*].

(d) In the event that TiVo fails to effect the transfer required by Section 21.1(a) [*], Comcast’s sole and exclusive remedy for the [*].

21.5 Costs and Expenses. All costs and expenses associated with the transfers of TiVo Marks and the furnishing of documentation required by this Section 21, the formation of BRE and the creation of the [*] shall be borne exclusively by [*].

21.6 Termination. Except as set forth in Section 21.4(b), upon expiration or termination of this Agreement prior to the establishment of BRE, [*].

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SECTION 22. TERM.

22.1 The initial term of the Agreement shall commence on the Effective Date and continue until the 7th anniversary of the earlier of Comcast TE Acceptance or the TE Acceptance Deadline (as the case may be, the “Trigger Date”), such initial term and any subsequent renewal periods provided under Section 22.2 below are herein referred to as the “Term.”

22.2 Comcast shall have the right to renew this Agreement (at its option) according to the following terms:

(a) until the 8th anniversary of the Trigger Date, provided that there are at least [*] Comcast TiVo Subscribers at any time prior to the 7th anniversary of the Trigger Date;

(b) until the 9th anniversary of the Trigger Date, provided that there are at least [*] Comcast TiVo Subscribers at any time prior to the 8th anniversary of the Trigger Date; and

(c) for up to six additional one-year periods (i.e., on a year-to-year basis until the 15th anniversary of the Trigger Date), provided that there are at least [*] Comcast TiVo Subscribers at any time prior to the 9th anniversary of the Trigger Date.

22.3 Upon any Change of Control Event that does not involve a Comcast Competitor, or any bankruptcy, dissolution, liquidation or similar event by TiVo [*].

SECTION 23. TERMINATION RIGHTS.

23.1 Comcast shall have the right to terminate this Agreement for cause under any of the following circumstances, to be exercised by Comcast [*] after it becomes aware of the circumstance giving rise to such termination:

(a) Any bankruptcy or other insolvency proceeding (including appointment of a receiver or assignment by TiVo for the benefit of creditors) is commenced by or against TiVo, which, in the case of a proceeding commenced against TiVo, is not dismissed [*] after the commencement thereof;

(b) TiVo commences the dissolution, liquidation and winding up of its affairs or otherwise ceases to function as a going concern;

(c) TiVo consummates or agrees to consummate (i) any Change of Control Event involving a Comcast Competitor or (ii) any Specified Party Change of Control Event;

(d) TiVo commits a material breach of this Agreement that remains uncured [*];

(e) Comcast terminates the TiVo Experience Software development project for failure to achieve Comcast TE Acceptance on or before the TE Acceptance Deadline; or

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(f) The occurrence of any of the events that give rise to a right by Comcast to terminate this Agreement under Section 16.1(c).

23.2 TiVo shall have the right to terminate this Agreement for cause if Comcast commits a material breach of this Agreement that remains uncured [*].

23.3 Comcast shall have the right to terminate this Agreement [*]; provided that Comcast must [*].

SECTION 24. EFFECT OF EXPIRATION/TERMINATION.

24.1 Expiration of the Agreement. Upon the expiration of the Term, the following provisions shall apply:

(a) Each TiVo-enabled STB in the possession of a Comcast TiVo Subscriber as of the expiration date will be licensed indefinitely until the applicable Comcast TiVo Subscriber affirmatively cancels the TiVo Experience Software service [*] subject to the following:

(i) [*]

(ii) [*].

(b) [*]

(c) Comcast will not be entitled to offer or sell the TiVo Experience Software to any additional Comcast Subscribers, to distribute any additional TiVo-enabled STB (except replacement TiVo-enabled STBs as provided under Section 24.1(a)), or [*].

(d) Comcast will retain all rights in the TIMS Solution and TIMS IP, provided that Comcast will not be entitled to [*].

(e) Except as provided in Section 24.5, all other rights and obligations (of both TiVo and Comcast) will terminate.

24.2 Termination by Comcast for Cause. Upon termination of this Agreement by Comcast for cause pursuant to Section 23.1, the following provisions shall apply:

(a) Comcast shall have the right, but not the obligation, to continue to offer and sell the TiVo Experience Software to additional Comcast Subscribers for [*] (as the case may be, the “Tail Period”).

(b) Each TiVo-enabled STB in the possession of a Comcast TiVo Subscriber as of termination or during the exercise of Comcast’s rights described in Section 24.2(a) will be licensed indefinitely until the applicable Comcast TiVo Subscriber affirmatively cancels the

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TiVo Experience Software service [*] on the same terms as described in subclauses (i) and (ii) under Section 24.1(a) above, provided that, if Comcast elects not to continue to offer and sell the TiVo Experience Software to additional Comcast Subscribers following such termination pursuant to its rights described in Section 24.2(a), then Comcast will [*].

(c) TiVo’s commitment to [*] pursuant to [*] and to [*] will continue for the Tail Period, unless the reason for the termination is (a) failure to achieve Comcast TE Acceptance on or before the TE Acceptance Deadline, (b) a Change of Control Event involving a Comcast Competitor other than a Specified Party, or (c) bankruptcy of TiVo, in which case TiVo has no obligation to [*].

(d) [*].

(e) Comcast will retain all rights in the TIMS Solution and TIMS IP, including (i) the [*] and (ii) [*].

(f) [*].

(g) If the reason for the termination is failure to achieve Comcast TE Acceptance on or before the TE Acceptance Deadline, Comcast will have the right, for the Tail Period, to [*].

(h) Except as provided in Section 24.5, all other rights and obligations of TiVo, and all other obligations of Comcast, will terminate as of the date of such termination.

24.3 Termination by TiVo for Cause. Upon termination of this Agreement by TiVo for cause pursuant to Section 23.2, the following provisions shall apply:

(a) Comcast will [*] following the date of termination to cease offering and selling the TiVo Experience Software to additional Comcast Subscribers.

(b) Each TiVo-enabled STB in the possession of a Comcast TiVo Subscriber [*] will be licensed indefinitely until the applicable Comcast TiVo Subscriber affirmatively cancels the TiVo Experience Software service [*] on the same terms as described in subclauses (i) and (ii) under Section 24.1(a) above.

(c) [*]

(d) Except as provided in Section 24.5, all other rights and obligations (of both TiVo and Comcast) will terminate [*].

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24.4 Termination by Comcast pursuant to [*]. Upon termination of this Agreement by Comcast for pursuant to Section 23.3, the following provisions shall apply:

(a) Comcast will [*] following the date of termination to cease offering and selling the TiVo Experience Software to additional Comcast Subscribers.

(b) Each TiVo-enabled STB in the possession of a Comcast TiVo Subscriber [*] will be licensed indefinitely until the applicable Comcast TiVo Subscriber affirmatively cancels the TiVo Experience Software service [*] on the same terms as described in subclauses (i) and (ii) under Section 24.1(a) above.

(c) [*] following such termination until the [*] of the TE Acceptance Deadline, provided that, if TiVo receives [*], Comcast shall retain such benefit until the [*].

(d) Comcast will not be entitled to [*].

(e) [*]

(f) Except as provided in Section 24.5, all other rights and obligations (of both TiVo and Comcast) will terminate.

24.5 Survival. In addition to those rights and obligations referenced under Sections 24.1, 24.2, 24.3, and 24.4 above, as applicable to the expiration or termination of this Agreement, Section 1.4, Section 2, [*], Section 7.2(b) (the last sentence thereof, except in the event of termination of this Agreement by TiVo for cause pursuant to Section 23.2), Section 8, Section 11 (to the extent set forth therein), Section 15, Section 16, Section 17, Section 19 (except in the event of termination of this Agreement by TiVo for cause pursuant to Section 23.2), Section 21, this Section 24, Section 25 and Section 27 through Section 41, inclusive, shall survive any expiration or termination of this Agreement.

SECTION 25. [*]

SECTION 26. RESERVED

SECTION 27. PRIVACY; COMCAST SUBSCRIBER DATA.

27.1 Privacy. TiVo expressly acknowledges and agrees, on behalf of itself and its Affiliates, that, during the Term, neither it nor any of its Affiliates shall collect any personally identifiable information about any Comcast Subscriber (either independently or as part of any Comcast Subscriber Data and excluding any such information relating to TiVo Standalone Products), except as and to the extent that Comcast expressly provides Comcast Subscriber Data to TiVo as provided in this Agreement. TiVo further expressly acknowledges and agrees, on behalf of itself and its Affiliates, that any and all personally identifiable information relating to Comcast Subscribers is subject to the subscriber privacy protections set forth in Section 631 of the Cable Communications Policy Act of 1984, as amended (47 U.S.C. § 551). To the extent that Comcast discloses any such personally identifiable information about Comcast Subscribers to TiVo or any of its Affiliates, or TiVo or any of its Affiliates collects or otherwise obtains (whether permissibly or impermissibly) any such personally identifiable information as a result

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of their performance of this Agreement, (i) each does so in furtherance of the terms and conditions of this Agreement and Comcast’s rendering of, and legitimate business activities related to, its cable television, Internet, and telephone services, and (ii) each shall comply with and abide by Comcast’s privacy policy and other applicable terms of service as in effect from time to time and all applicable laws and regulations relating to privacy. For the avoidance of doubt, the foregoing shall not apply to subscriber information collected by TiVo or any of its Affiliates from customers that subscribe to TiVo Standalone Products.

27.2 Comcast Subscriber Data. TiVo expressly acknowledges and agrees, on behalf of itself and its Affiliates, that all Comcast Subscriber Data (including, without limitation, any such Comcast Subscriber Data made available to TiVo pursuant to Sections 9.10 and 10.1 obtained by any Party or any of its Affiliates shall at all times remain the sole and exclusive property of Comcast, and shall be deemed to be Confidential Information of Comcast for purposes of Section 37 of this Agreement. TiVo further expressly acknowledges and agrees, on behalf of itself and its Affiliates, that neither it nor any of its Affiliates shall use any Comcast Subscriber Data except as expressly specified and permitted in this Agreement. Except as and to the extent that Comcast is required to provide certain Comcast Subscriber Data to TiVo pursuant to Sections 9.10 and 10.1 of this Agreement, Comcast and its Affiliates shall have no obligation to provide TiVo or any of its Affiliates with any Comcast Subscriber Data.

SECTION 28. NOTICES.

Except as set forth below, all notices hereunder shall be in writing and delivered personally or sent by certified or registered U.S. mail, postage prepaid and return receipt requested, facsimile transmission (with electronic confirmation of receipt), or nationally recognized overnight delivery service (with next day delivery specified) to the receiving Party at its address set forth below or as otherwise designated by written notice provided by such receiving Party in accordance with this Section 28.

28.1 Notice to TiVo shall be provided as follows:

TiVo Inc.

[*]

With a copy to:

TiVo Inc.

[*]

28.2 Notice to Licensee shall be provided as follows:

c/o Comcast Capital Corporation

[*]

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With a copy to Comcast Parent as provided in clause 28.3 below.

28.3 Notice to Comcast Parent shall be provided as follows:

c/o Comcast Cable Communications, LLC

[*]

With a copy to:

c/o Comcast Cable Communications, LLC

[*]

28.4 Notice shall be deemed to be effectively given and received on the date of receipt by the receiving Party or, if earlier: (i) if delivered by hand, on the date delivered; (ii) if sent by U.S. mail, on the fifth business day after the date of deposit with the U.S. Postal Service; (iii) if sent by facsimile transmission, on the date sent if sent on a business day during normal business hours in the place of receipt (as evidenced by the electronic confirmation) or otherwise on the next business day; and (iv) if sent by overnight delivery service, on the next business day after the date of deposit with such delivery service.

SECTION 29. AMENDMENTS; WAIVERS LIMITED. No amendment, supplement, modification or waiver of any provision of this Agreement shall be binding upon a Party unless such amendment, supplement, modification or waiver is set forth in a written instrument which is executed and delivered on behalf of such Party by, in the case of TiVo, an officer of TiVo and, in the case of Comcast, a senior officer of Comcast, or any designee authorized in writing to execute and deliver such instrument. Such amendment, supplement, modification or waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

SECTION 30. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on the respective transferees and successors of the Parties hereto, except that neither this Agreement nor either Party’s rights or obligations hereunder shall be assigned or transferred by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign its rights and obligations hereunder, without the prior written consent of the other Party, to (i) a successor entity resulting from a merger, combination, reorganization or consolidation of such Party, (ii) the transferee of all or substantially all of the assets of such Party, or (iii) an Affiliate of such Party; provided, however, that any such assignment by TiVo shall nevertheless remain subject to the provisions of Section 22.3 and

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Section 23. In addition, upon the formation of BRE, TiVo shall delegate its obligations pursuant to Section 1.3 with respect to the TiVo Marks to BRE in accordance with Section 21.1(a), and following such transfer, TiVo shall not transfer its interest in BRE other than as part of a merger, combination, reorganization or consolidation of TiVo or a sale of substantially all of TiVo’s assets. In addition, notwithstanding the foregoing, (x) any assignment or transfer by TiVo of any of TiVo’s interest in the TiVo Experience IP or the TIMS IP shall be subject to the rights and licenses granted under Sections 1.1 and 1.2 and shall not be permitted unless the assignee or transferee agrees to assume TiVo’s rights and obligations under Section 5.1 (subject to the limitations under Section 5.1) of this Agreement in respect of such TiVo Experience IP or TIMS IP; and (y) any assignment or transfer by Comcast of any of Comcast’s interest in the Comcast Patents shall not be permitted unless the assignee or transferee agrees to assume Comcast’s rights and obligations under Section 5.2 (subject to the limitations under Section 5.2) of this Agreement in respect of such Comcast Patents. A permitted assignment under this Section 30 shall not relieve the assigning Party of its duties or obligations hereunder unless the other Party specifically releases the assigning Party in writing.

SECTION 31. ADDITIONS AND DIVESTITURES.

31.1 Added Comcast Systems. If at the time a Cable System becomes a Comcast System it is subject to any agreement with or obligation to TiVo or any TiVo Affiliate with respect to a license to all or any portion of the TiVo Experience IP, TIMS IP or TiVo Marks other than this Agreement, Comcast may elect by written notice to TiVo to terminate such other agreement or obligation to the extent such agreement or obligation applies to such Comcast System (and such agreement or obligation shall be deemed terminated by mutual consent). Notwithstanding anything to the contrary contained in this Agreement, Comcast may by written notice to TiVo elect to include, effective as of the date of such election, any Comcast Affiliated System hereunder and such Comcast Affiliated System shall be treated as if it is a Comcast System hereunder in all respects.

31.2 Inconsistent Agreements. If at the time a Cable System becomes a Comcast System it is subject to any agreement with or obligation to a third party that conflicts with or is inconsistent with the terms hereof, compliance with such third party agreement shall not be deemed a breach of the terms hereof, provided that Comcast shall use commercially reasonable efforts to terminate any such third party agreement to the extent such third party agreement may be terminated without any cost, liability, penalty or other adverse impact to Comcast.

31.3 Divested Comcast Systems. In the event of the disposition of any Comcast System, upon the written request of Comcast, [*].

SECTION 32. GOVERNING LAW. This Agreement shall be deemed to have been executed and delivered in the State of New York, and shall be governed by, and construed and enforced in accordance with, the laws of such State without regard to any conflicts of law principles thereof that will require the application of the laws of any other state or jurisdiction. The Parties hereby consent to the non-exclusive jurisdiction and venue of the

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state and federal courts situated in New York, New York, for any dispute arising from this Agreement.

SECTION 33. DISPUTE ESCALATION. The Parties will first attempt to resolve any dispute under this Agreement by appointing designated representatives to resolve the dispute who will be tasked with discussing the issues and negotiating in good faith in an effort to reach a resolution. If such designated representatives are not able to agree on a resolution [*] after the initial notice of dispute, the dispute shall be escalated to the senior executive management of the Parties for resolution. If the respective senior executive management teams of the Parties are not able to agree on a resolution [*] after such escalation, either Party may elect for the dispute to be resolved pursuant to the arbitration provisions of Section 34.

SECTION 34. ARBITRATION.

34.1 With the exception of any dispute arising with respect to the enforcement of either Party’s Intellectual Property Rights or to enjoin the breach thereof, either Party may elect arbitration with respect to any other disputes or controversies under this Agreement by delivery of a demand for arbitration to the other Party (a “Demand”). Such arbitration shall be conducted pursuant to an arbitration procedure under which the Parties shall jointly select, [*], an independent arbitrator with the relevant industry and technical background but with no prior, existing or potential business relationship with either Party or an Affiliate of either Party. If, for whatever reason, the Parties cannot mutually agree on an independent arbitrator [*], Judicial Arbitration Mediation Services shall appoint an arbitrator it deems to have reasonably relevant industry and technical background. The location of such arbitration shall be in New York, New York or as otherwise mutually agreed upon by the Parties. Upon the request of either Party, the arbitrator selected will hear each Party’s presentation [*]. The arbitrator will rule [*] following the conclusion of such presentation by the Parties, and such ruling shall be non-appealable.

34.2 Such arbitration shall be conducted by the American Arbitration Association (“AAA”) and shall be initiated and conducted in accordance with the Commercial Arbitration Rules of the AAA, as such rules shall be in effect on the date of delivery of a Demand for arbitration, except to the extent that such rules are inconsistent with the provisions set forth in this Agreement.

34.3 Any award by the arbitrator shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrator shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any Person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party’s financial statements and except in court proceedings to enforce this arbitration provision or any award hereunder or to obtain interim relief.

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34.4 Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party’s case (collectively, “Attorneys’ Fees”). The remaining costs of the arbitration, including, without limitation, fees of the arbitrator, costs of records or transcripts and administrative fees (collectively, “Arbitration Costs”) shall be borne equally by the Parties. Notwithstanding the foregoing, the arbitrator may modify the allocation of Arbitration Costs and award Attorneys’ Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and/or an award of Attorneys’ Fees to the prevailing Party as determined by the arbitrator.

34.5 The arbitrator shall be empowered to award such remedies as he or she shall consider appropriate based upon the arbitrator’s findings of fact and conclusions of law and such other factors as the arbitrator considers relevant.

34.6 Notwithstanding the dispute resolution procedures contained in this Section, any Party may apply to a court as set forth in this Section 34: (i) to enforce this agreement to arbitrate, (ii) to seek injunctive relief so as to enforce any agreements in this Agreement until the arbitration award is rendered or the dispute is otherwise resolved, (iii) to avoid the expiration of any applicable limitation period, (iv) to preserve a superior position with respect to other creditors, or (v) to challenge or vacate any final judgment, award or decision of the arbitrator that does not comport with the express provisions of this Section.

SECTION 35. SEVERABILITY. The Parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision and that the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. In the event that a court of competent jurisdiction determines that a restriction contained in this Agreement shall be unenforceable because of the extent of time or geography, such restriction shall be deemed amended to conform to such extent of time and/or geography as such court shall deem reasonable.

SECTION 36. [*]

SECTION 37. CONFIDENTIALITY. The terms and conditions of this Agreement and the Confidential Information disclosed in connection with the performance hereof shall be considered proprietary and kept strictly confidential by each Party and used solely for the purposes authorized under this Agreement, except for (a) disclosure as may be required by law, regulation, national stock exchange or national listing system; (b) disclosure in response to a valid subpoena, order, or formal request for information of a court or government agency of competent jurisdiction; provided, however, that any Party required to make such disclosure shall give the other Party prompt notice of any such requirement and the disclosure proposed to be made in response thereto to permit the other Party to contest such disclosure; (c) disclosure to a Party’s Affiliates, auditors, legal or financial advisors or other representatives so long as such parties are expressly bound to keep such information confidential and to use such Confidential Information solely for the purposes authorized under this Agreement; (d) disclosure necessary for TiVo to comply with any contractual obligations to provide notices of more favored terms or similar provisions in other distribution agreements so long as TiVo makes such offers in an

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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“anonymous” manner that does not in any way identify Comcast, any Comcast Affiliate, any Comcast System, and Comcast Vendor or any Comcast Subscriber; and (e) disclosure by Comcast to Comcast Vendors in connection with arrangements relating to products or services supplied to Comcast by such vendors, so long as such parties agree in writing to be bound by confidentiality provisions substantially similar to this Section 37. If TiVo determines that it is legally required to file this Agreement with the Securities and Exchange Commission, TiVo shall (i) file only that portion of this Agreement that it is legally required to so file and (ii) consult with Comcast and use commercially reasonable efforts to file and gain approval of a confidential treatment application seeking redaction of commercial terms and conditions herein. In furtherance of the provisions of this Section 37, each Party shall use the same degree of care to prevent any unauthorized use or disclosure of the other Party’s Confidential Information that such Party uses with respect to its own Confidential Information, but in no event with less than reasonable care.

SECTION 38. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all such counterparts together shall constitute but one and the same instrument. This Agreement shall be binding upon the delivery by each Party of an executed signature page to the other Party by facsimile transmission, provided that, if signature pages are so delivered by facsimile transmission, each Party shall also immediately deliver an executed original counterpart of this Agreement to the other Party by overnight delivery service (with next day delivery specified).

SECTION 39. TAXES; HOLD HARMLESS. Each of the Parties shall be liable for, and shall pay and forever hold the other Party hereto harmless from, any and all sales, use, excise, income, franchise, corporate and similar taxes (including, without limitation, any fees payable to local or state franchising authorities) and other charges which are or may be imposed upon or assessed against such Party and/or which are based upon or measured by revenues of such Party.

SECTION 40. ENTIRE AGREEMENT; PRIOR AGREEMENTS. This Agreement sets forth the entire Agreement and understanding of the Parties relating to the subject matter hereof, and supersedes all prior Agreements, arrangements or understandings relating to the subject matter hereof. All prior agreements among the Parties shall be deemed terminated by mutual consent as of the date hereof.

SECTION 41. THIRD PARTY BENEFICIARIES. No provision of this Agreement confers upon any person other than the Parties hereto any rights or remedies hereunder, except as otherwise expressly provided in this Agreement.

SECTION 42. NO INFERENCE OF ADMISSION. This Agreement shall not be deemed an admission by Comcast regarding the validity or infringement of any TiVo Intellectual Property Rights, and shall not be admissible against Comcast as evidence to establish the same.

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47.

Execution Copy

IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be executed by their duly authorized representatives.

COMCAST CORPORATION		COMCAST STB SOFTWARE DVR, LLC

By:	/s/ Arthur R. Block	By:	/s/ Arthur R. Block

Name:	Arthur R. Block	Name:	Arthur R. Block

Title:	Senior Vice President	Title:	Senior Vice President

Date:	March 15, 2005	Date:	March 15, 2005

TIVO INC.

By:	/s/ Michael Ramsay

Name:	Michael Ramsay

Title:	CEO

Date:	March 15, 2005

Execution Page

EXHIBIT A - DEFINITIONS

As used in the Agreement to which this Exhibit A is attached and into which it is incorporated by reference and the Schedules and Exhibits (including this Exhibit) attached thereto, the following capitalized terms shall have the following respective meanings ascribed thereto:

“AAA” shall have the meaning set forth in Section 34.2.

“Acceptance Period” shall have the meaning set forth in Section 6.1(d)(ii).

“Affiliate” shall mean, with respect to any Person on any applicable date of determination, any other Person directly or indirectly controlling, controlled by or under common control with such first Person as of such date. As used herein, the term “control” (including any correlative usages such as “controlling,” “controlled by” and “under common control with”) shall mean (i) the legal, beneficial or equitable ownership, directly or indirectly, of at least a majority of the equity interests of a Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person or the election of a majority of the board of directors or comparable governing body of a Person, whether through the ownership of voting securities, by contract or otherwise.

[*]

“Agreement” shall have the meaning set forth in the preamble hereto, including all amendments, supplements and modifications thereto.

“Alternate Advertising Product” shall have the meaning set forth in Section 9.8.

“Alternate License Agreement” shall have the meaning set forth in Section 14.1.

[*]

“Arbitration Costs” shall have the meaning set forth in Section 34.4.

“Attorney’s Fees” shall have the meaning set forth in Section 34.4.

“Audience Research Services” shall have the meaning set forth in Section 10.2.

“Auditor” shall have the meaning set forth in Section 14.7(b).

[*]

[*]

“Bankruptcy Code” shall have the meaning set forth in Section 20.1.

“BRE” shall have the meaning set forth in Section 21.1

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-1.

[*]

[*]

“Cable System” shall mean a cable television or other distribution system that receives directly or indirectly programming and/or data services and distributes such services to subscribers in a particular geographic market served by a single Headend.

“Change of Control Event” shall mean (i) a merger, consolidation or other transaction (including, without limitation, a grant of governance rights) immediately following which the beneficial owners (as such term is defined and used in the U.S. federal securities laws) of the outstanding voting or equity securities of TiVo immediately prior to such merger, consolidation or other transaction (excluding the other entities involved in such merger, consolidation or transaction) have beneficial ownership of 50% or less of the then outstanding voting or equity securities of TiVo or such surviving entity, (ii) [*], (iii) the sale of all or substantially all of TiVo’s assets in any transaction or series of related transactions or (iv) the acquisition of [*].

“Comcast” shall have the meaning set forth in the preamble to this Agreement.

“Comcast Affiliated System” shall mean a Cable System in which (i) Comcast or any Comcast Affiliate has a direct or indirect economic ownership interest of more than [*] and (ii) Comcast or any Comcast Affiliate has authority to make decisions with respect to programming matters.

“Comcast Competitor” shall mean (i) any multi-channel video programming distributor [*] as reported in its most recent filings with any governmental agency, [*] and [*] any Affiliate of any of the foregoing.

“Comcast Indemnified Parties” shall mean Comcast Parent, Licensee, all Comcast Affiliates, and each of their respective controlling persons, officers, directors, shareholders, partners, members, employees and agents.

“Comcast Non-TiVo Subscriber” shall mean each [*].

“Comcast Parent” shall have the meaning set forth in the preamble to this Agreement.

“Comcast Patents” shall mean all United States and foreign patents and applications under which Comcast, or any Comcast Affiliate now has, or hereafter during the Term obtains or applies for, the right to grant licenses, releases, or covenants not to sue to third parties, or in which Comcast or any such Comcast Affiliate has a right to determine whether to enforce against third parties.

“Comcast Products” shall mean and include any product, device or service now or hereafter developed, manufactured, licensed to or otherwise acquired by or for Comcast or its Affiliates (whether or not containing any TiVo Experience IP or TIMS IP or capable of being enabled with

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-2.

the TiVo Experience Software or TIMS Solution), for deployment to and use by Comcast Subscribers [*].

“Comcast Report” shall have the meaning set forth in Section 11.1(b).

[*]

“Comcast Sublicensees” shall have the meaning set forth in Section 1.1.

“Comcast Subscriber” shall mean each location within a Comcast System to which Comcast or any Comcast Affiliate intentionally authorizes the delivery of cable television service, provided that, for purposes of calculating a number of Comcast Subscribers under this Agreement, such number shall be calculated using the methodology Comcast Parent uses to count subscribers for purposes of its quarterly earnings release.

“Comcast Subscriber Data” shall mean, whether or not personally identifiable to Comcast Subscribers: (i) any information or data provided to or collected by, from or about Comcast Subscribers, including, without limitation, voluntarily disclosed data; (ii) any information about a Comcast Subscriber’s access to or use of the Comcast Products; and (iii) all content included in a Comcast Subscriber’s data or media storage and any other information or data received or contributed by a Comcast Subscriber in connection with and stored as part of or in connection with the Comcast Products.

“Comcast System” shall mean a Cable System (i) in which Comcast or any Comcast Affiliate has a direct or indirect economic ownership interest of [*], or (ii) is managed on a day-to-day basis by Comcast or any Comcast Affiliate.

“Comcast TIMS Acceptance” shall have the meaning defined in Section 9.1.

“Comcast TiVo Subscriber” shall mean each Comcast Subscriber with at least one TiVo-enabled STB.

“Comcast TE Acceptance” shall have the meaning defined in Section 4.1.

“Comcast Vendor” shall mean any vendor or supplier (including each of their subcontractors performing services on behalf of Comcast) of one or more products or services utilized by, used in connection with, or distributed or deployed in any Comcast System. The term “Comcast Vendor” shall include, without limitation, any Comcast Affiliate that designs, creates or distributes interactive services or user interfaces related to multi-channel video programming (including, without limitation, electronic program guides, interactive program guides, middleware, polling, e-commerce, and digital video recording).

“Confidential Information” shall mean all non-public or proprietary information that one Party discloses or makes available to the other Party, including, without limitation, any such information disclosed between the Parties in the course of negotiating or performing this

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-3.

Agreement, but excluding any such information that (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party in violation of this Agreement, (ii) was or had become available to the receiving Party on a non-confidential basis from a source which was not prohibited from disclosing such information to the receiving Party by a legal, contractual or fiduciary obligation of confidentiality to the disclosing Party, or (iii) was independently developed by the receiving Party through Persons who have not had, either directly or indirectly, access to or knowledge of the Confidential Information.

[*]

“Demand” shall have the meaning set forth in Section 34.1.

[*]

“Distributor” shall have the meaning set forth in Section 14.1.

[*]

“DVR Product” shall mean products designed to exploit DVR Technology.

“DVR Technology” shall mean hardware, software, standards or other technology that enables consumers to record television programs to a hard disk drive or other random access digital storage medium and control a television display, including, without limitation, pausing, fast forwarding and rewinding live and recorded television, and all technology reasonably related to any of the foregoing.

[*]

“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

“Escrowed Materials” shall mean the source code for the TiVo Experience Software and any related documentation reasonably necessary for supporting and maintaining the TiVo Experience Software.

“Expenses” shall mean, collectively, legal, accounting and other fees, costs and expenses.

“Governance Rights” shall have the meaning set forth in Section 14.2(a)(i).

“Headend” shall mean the control center of a cable television system, where incoming signals are amplified, converted, processed and combined into a common cable along with any original cablecasting, for transmission to subscribers, including super headends, master headends and distribution hubs.

“Home Networking Technology” shall mean hardware, software, standards or other technology that are designed for the purpose of creating or managing internet protocol connections between

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-4.

consumer electronics devices in the home where the relevant devices may include (without limitation) [*].

[*]

“Indemnified Party” shall have the meaning set forth in Section 16.3.

“Indemnifying Party” shall have the meaning set forth in Section 16.3.

“Independent Manager” shall have the meaning set forth in Section 21.2(c).

“Initial TIMS Statement of Work” shall have the meaning set forth in Section 6.1(a).

“Initial TE Software Statement of Work” shall have the meaning set forth in Section 6.2(a).

“Intellectual Property Rights” shall mean any or all of the following and all rights in, arising out of, or associated therewith, whether arising from statute or common law: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries, including, without limitation, invention disclosures, (ii) all trade secrets and other rights in know-how and confidential or proprietary information, (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world, (iv) all industrial designs and any registrations and applications therefor throughout the world, (v) all rights in World Wide Web addresses and domain names and applications and registrations therefore, (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world, and (vii) any similar, corresponding or equivalent rights to any of the foregoing throughout the world.

“Interactive Advertising Technology” shall mean hardware, software, standards or other technology that enables one or more of the following advertising features: linking of broadcast video to video advertising stored on a hard disk drive or other random access digital storage medium or server, customizable television user interfaces that enable navigation of promotional content, collection of advertising viewing data and targeting of video advertising based on any criteria (including, without limitation, all DVR- and VOD-enabled advertising technology and other patents (if any) that are embodied in or necessarily practiced by the TIMS Solution), and all technology reasonably related to any of the foregoing.

“Licensee” shall have the meaning set forth in the preamble to this Agreement.

[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-5.

“Loss” or “Losses” shall mean, collectively, losses, settlements, claims, actions, suits, proceedings, investigations, judgments, awards, damages and liabilities, including any related Expenses.

“Maintenance and Support Agreement” shall have the meaning set forth in Section 8.2.

“Media Center Product” shall mean products designed to exploit Media Center Technology.

“Media Center Technology” shall mean hardware, software, standards or other technology that enables the sharing of media files (video, music, or data) between consumer electronics devices which may include (without limitation) [*].

[*]

[*]

[*]

[*]

“Non-Conformity” shall have the meaning set forth in Section 15.2(f).

“Non-TiVo Delay” shall have the meaning set forth in Section 6.3(a).

“Non-TiVo Qualifying STB” shall mean a Qualifying STB for which (i) the TIMS Solution or an Alternate Advertising Product has been delivered and is active as of the date of determination, and (ii) the TiVo Experience Software (or any component thereof) has not been delivered and is not active as of the date of determination.

“Party” and “Parties” shall have the meanings set forth in the preamble to this Agreement.

“PCR” shall have the meaning set forth in Section 6.1(b)(vi).

“Permitted Advertising” shall mean advertising that is subject to customary broadcast advertising standards [*].

“Person” shall mean any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“[*] Advertising” shall mean the rights and obligations of Comcast and TiVo with respect to the sale and delivery of TiVo Showcase Advertising on Non-TiVo Qualifying STBs as described in Section 9.4.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-6.

“[*] Advertising” shall mean the rights and obligations of Comcast and TiVo with respect to the sale and delivery of Showcase Advertising on Non-TiVo Qualifying STBs as described in Section 9.5.

“[*] Monthly Advertising Fee” shall have the meaning set forth in Section 9.5(a).

“[*] Advertising” shall mean the rights and obligations of Comcast and TiVo with respect to the sale and delivery of Showcase Advertising on Non-TiVo Qualifying STBs as described in Section 9.6.

“[*] Commencement Date” shall mean the date upon which Comcast elects to proceed under [*] Advertising.

[*]

“Qualifying STB” shall mean (i) [*], provided that such future set-top boxes include processing power and memory, but not necessarily any other features (such as particular ports) that are at least equivalent to those of the [*] (ii) any other hardware and/or software platform to which TiVo ports the TiVo Experience Software pursuant to its ongoing development obligations under Section 7 below; and (iii) any other hardware and/or software platform to which TiVo ports the TiVo Experience Software pursuant to its rights under Section 7.4.

“Qualifying System” shall mean any Comcast System in which Comcast has deployed Qualifying STBs to which the TiVo Experience Software and/or TIMS Solution, as applicable, has been ported.

[*]

“Release” shall mean, with respect to the TiVo Experience Software and TIMS Solution, the initial commercial release version of such software, or a new version of the software or a component thereof made pursuant to an applicable Statement of Work, that substantially changes the character of the software or a component thereof or provides significant new features or functionality that can be used in conjunction with the software or a component thereof which TiVo [*] delivers to Comcast for commercial use.

[*]

“Rights Plan” shall have the meaning specified in Section 12.1.

“Showcase Advertising” shall mean advertising enabled with a Showcase Video Repository and one or more of the following features: (i) a menu page located within the user interface that enables users to access the Showcase Video Repository, (ii) one or more Showcase Specific Pointers, and (iii) one or more broadcast advertising tags inserted into the broadcast stream by

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-7.

advertisers or broadcasters that link to any content in the Showcase Video Repository or a user interface that links to such content.

“Showcase Specific Pointer” shall mean a link located within the user interface that (i) is comprised of a graphic element (such as a star or other reasonably distinct icon) and configurable text that is specific to a particular Showcase Advertising advertisement, and (ii) enables users to access directly either the specific content within the Showcase Video Repository that is associated with such advertisement or a user interface that links to such content.

“Showcase Video Repository” shall mean a long-form, broadcast-quality, video advertising content repository stored on the STB Storage Space of a Qualifying STB.

“Source Code Escrow Agreement” shall have the meaning set forth in Section 19.2.

“Specified Party” shall mean [*] or [*] any successor to any of the foregoing’s primary business line.

“Specified Party Change of Control Event” shall mean:

(i) The acquisition of [*] a Specified Party (together with its Affiliates) or group (as such term is defined and used in the U.S. federal securities laws) that includes a Specified Party [*]; or

(ii) the acquisition of [*] a Specified Party (together with its Affiliates) or group (as such term is defined and used in the U.S. federal securities laws) that includes a Specified Party, where [*].

“Statement of Work” shall mean a document, agreed to in writing by the Parties, that describes any software, product, service or other deliverable to be provided by one Party to the other Party, including, without limitation, the scope of activities relating to such software, product, service or deliverable, the personnel and other resources to be provided in connection therewith, the schedule for delivery thereof, the definition and timing of any milestones related thereto, the acceptance and testing criteria therefor (including the technical and functional specifications for the software, product, service or deliverable to be provided), the fees payable by the receiving Party therefore, and customary procedures for changes to any aspects thereof.

“STB Storage Space” shall mean a portion of storage space that (i) is [*], (ii) is comprised of [*], (iii) Comcast has enabled for use with TIMS or an Alternate Advertising Product and (iv) if [*], such device (x) is intended for use as the primary video repository for the DVR Product included in such Qualifying STB, (y) does not [*], and (z) is being used by Comcast, as of the date of determination, as the video repository for its primary ongoing deployment of DVR Products.

“Tail Period” shall have the meaning set forth in Section 24.2(a).

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-8.

“TE Acceptance Deadline” shall have the meaning set forth in Section 6.2(b)(vi).

“Term” shall have the meaning set forth in Section 22.1.

“Territory” shall mean the continent of North America, including, without limitation, the United States of America, Canada and Mexico and all of their respective territories and possessions.

“Third Party IP” shall mean any Intellectual Property Rights owned or controlled by a Person other than TiVo or a TiVo Affiliate and set forth in an applicable Statement of Work, which may be incorporated or referenced in, or required for use of, the TiVo Experience Software or TIMS Solution, in each case as listed on Exhibit H hereto, as may be updated by TiVo from time-to-time upon written notice to Comcast.

[*]

“TIMS Acceptance Deadline” shall have the meaning set forth in Section 6.1(b)(vi).

“TIMS IP” shall mean all TiVo Intellectual Property Rights in and to any Interactive Advertising Technology, including, without limitation, the features and functionality set forth on Exhibit C, whether now existing or hereafter developed by or for TiVo during the Term of this Agreement, including all Updates and Releases thereto.

“TIMS Solution” shall mean the fully operational software that incorporates any of the TIMS IP and is developed by TiVo pursuant to the Initial TIMS Statement of Work and any other applicable Statements of Work.

“TIMS Solution Development Fee” shall have the meaning set forth in Section 6.1(e) of this Agreement.

“TiVo” shall have the meaning set forth in the preamble to this Agreement.

“TiVo Interactive Advertising Management System” or “TIMS” shall mean a broadband advertising management system developed for Comcast pursuant to this Agreement that enables the delivery of Showcase Advertising or other DVR- or VOD-based advertising to Comcast Subscribers.

“TiVo Copyrights” shall mean (i) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world, owned or licensed by TiVo or its Affiliates, that are contained in, associated with or related to the TiVo Experience IP, TiVo Marks and TIMS IP, and (ii) all industrial designs and any registrations and applications therefore throughout the world, owned or licensed by TiVo or its Affiliates, that are contained in, associated with or related to the TiVo Experience IP, TiVo Marks and TIMS IP.

“TiVo-enabled STB” shall mean a Qualifying STB for which the TiVo Experience Software (or any component thereof) has been delivered and is active as of the date of determination.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-9.

“TiVo Experience” shall mean all TiVo features and functionality relating to DVR Technlogy, Home Networking Technology or Media Center Technology, including, without limitation, the features and functionality set forth on Exhibit B, whether now existing or hereafter developed by or for TiVo during the Term of this Agreement, including all Updates and Releases thereto.

“TiVo Experience IP” shall mean all TiVo Intellectual Property Rights in and to the TiVo Experience, whether now existing or hereafter developed by or for TiVo during the Term of this Agreement, including all Updates and Releases thereto.

“TiVo Experience Software” shall mean the fully operational software solution that incorporates any of the TiVo Experience IP and is developed by TiVo pursuant to the Initial TE Statement of Work and any other applicable Statements of Work.

“TiVo Experience Software Development Fee” shall have the meaning set forth in Section 6.2(e) of this Agreement.

“TiVo Indemnified Parties” shall mean TiVo, all TiVo Affiliates and each of their respective controlling persons, officers, directors, shareholders, partners, members, employees and agents.

“TiVo IP” shall mean any and all TiVo Patents, TiVo Copyrights, TiVo Trade Secrets, TiVo Marks, and other Intellectual Property Rights owned or controlled by TiVo or its Affiliates, including, without limitation, any such comprising TIMS IP, the TIMS Solution, TiVo Experience IP, or the TiVo Experience Software.

“TiVo Marks” shall mean the TiVo trade names, logos, trademarks, service marks, look and feel and user interfaces that TiVo or its Affiliates own or control during the Term.

“TiVo Patents” shall mean all United States and foreign patents and applications under which TiVo or any TiVo Affiliate now has, or hereafter during the Term obtains or applies for, the right to grant licenses, releases, or covenants not to sue to third parties, or in which TiVo or any TiVo Affiliate has a right to determine whether to enforce against third parties, including, without limitation, the issued patents identified in Exhibit K attached hereto and all patents and applications claiming priority from applications resulting in patents identified in such Exhibit K.

“TiVo Product” shall mean and include any product, device or service now or hereafter developed, manufactured, licensed to or otherwise acquired by or for TiVo or its Affiliates for deployment to and use by TiVo media consumers, subscribers, users, end-user licensees and/or viewers.

“TiVo Retail Products” shall mean any TiVo Product that is not distributed in conjunction with a multi-channel video distributor.

“TiVo Report” shall have the meaning set forth in Section 11.1(a).

[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-10.

“TiVo Showcase Advertising” shall mean any Showcase Advertising that (i) is comprised solely of [*], (ii) is sold by TiVo, and (iii) is delivered to Comcast Subscribers using the TIMS or an Alternate Advertising Product.

“TiVo Spot” shall mean a single [*] television advertisement produced by Comcast that (i) promotes the TiVo Experience in conjunction with Comcast digital cable and digital cable’s time-shifting capabilities and that (ii) does not promote any other Comcast Products except as necessarily required in connection with the promotion described in clause (i).

“TiVo Standalone Products” shall mean any TiVo Product that is not a Comcast Product.

“TiVo Trade Secrets” shall mean all trade secrets and other rights in know-how and confidential or proprietary information owned by TiVo or its Affiliates that are contained in or related to the TiVo Experience IP and TIMS IP.

“TiVo Users” shall mean the entire group of TiVo media consumers, subscribers, users, end-user licensees and/or viewers, including those who obtain TiVo Products from distributors other than Comcast.

“TiVo Vendor” shall mean any vendor or supplier (including each of their subcontractors performing services on behalf of TiVo) of one or more products or services utilized by, used in connection with, or distributed or deployed for use with TiVo Products.

“Trigger Date” shall have the meaning set forth in Section 22.1.

“Update” shall mean, with respect to the TiVo Experience Software and the TIMS Solution, all improvements, upgrades, revisions, error corrections, bug fixes, enhancements, modifications, replacements and other additions or changes to the TiVo Experience Software or TIMS Solution made pursuant to an applicable Statement of Work and that do not meet the definition of Releases which TiVo [*] delivers to Comcast for commercial use.

“VOD” shall mean a video-on-demand service that enables cable subscribers to select a video asset from a remote content repository using a user interface, which video asset is streamed to the subscriber’s set-top box via the Cable System and can be manipulated by the subscriber (e.g., stop, pause, fast forward, rewind).

“Warranty Period” shall have the meaning set forth in Section 15.2(f)(i).

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-11.